CREDIT AGREEMENT

                                      among

                                  COVANCE INC.

                                  as Borrower,

                      CERTAIN SUBSIDIARIES OF COVANCE INC.

                                 as Guarantors,

                         THE LENDERS IDENTIFIED HEREIN,

                             BANK OF AMERICA, N.A.,

                            as Administrative Agent,

                                BARCLAYS BANK PLC

                                       and

                         PNC BANK, NATIONAL ASSOCIATION,

                            as Co-Syndication Agents,

                                       and

                             THE BANK OF NOVA SCOTIA

                                       and

                     BANK OF TOKYO-MITSUBISHI TRUST COMPANY,

                           as Co-Documentation Agents


                            DATED AS OF JUNE 28, 2001


                         BANC OF AMERICA SECURITIES LLC,

                     as Lead Arranger and Sole Book Manager

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

SECTION 1  DEFINITIONS AND ACCOUNTING TERMS.................................  1
      1.1  .........Definitions.............................................  1

SECTION 2  CREDIT FACILITIES................................................ 23
      2.1  .........Revolving Loans......................................... 23
      2.2  .........Letter of Credit Subfacility............................ 25
      2.3  .........Swing Line Loans Subfacility............................ 31
      2.4  .........Currency Equivalents.................................... 33

SECTION 3  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT..... 33
      3.1  .........Interest................................................ 33
      3.2  .........Place and Manner of Payments............................ 33
      3.3  .........Prepayments............................................. 34
      3.4  .........Fees.................................................... 35
      3.5  .........Payment in full at Maturity............................. 36
      3.6  .........Computations of Interest and Fees....................... 36
      3.7  .........Pro Rata Treatment...................................... 37
      3.8  .........Sharing of Payments..................................... 38
      3.9  .........Capital Adequacy........................................ 39
      3.10 .........Inability To Determine Eurocurrency Rate or Make Loans
                    in Foreign Currency..................................... 40
      3.11 .........Illegality.............................................. 40
      3.12 .........Requirements of Law..................................... 41
      3.13 .........Taxes................................................... 42
      3.14 .........Compensation............................................ 45

SECTION 4  GUARANTY......................................................... 45
      4.1  .........Guaranty of Payment..................................... 45
      4.2  .........Obligations Unconditional............................... 46
      4.3  .........Modifications........................................... 46
      4.4  .........Waiver of Rights........................................ 47
      4.5  .........Reinstatement........................................... 47
      4.6  .........Remedies................................................ 47
      4.7  .........Limitation of Guaranty.................................. 48
      4.8  .........Rights of Contribution.................................. 48
      4.9  .........Release of Guarantor.................................... 48

SECTION 5  CONDITIONS PRECEDENT............................................. 50
      5.1  .........Closing Conditions...................................... 50
      5.2  .........Conditions to All Extensions of Credit.................. 53

SECTION 6  REPRESENTATIONS AND WARRANTIES................................... 53
      6.1  .........Financial Condition..................................... 54
      6.2  .........No Material Change...................................... 54
      6.3  .........Organization and Good Standing.......................... 54
      6.4  .........Due Authorization....................................... 54
      6.5  .........No Conflicts............................................ 54
      6.6  .........Consents................................................ 55
      6.7  .........Enforceable Obligations................................. 55
      6.8  .........No Default.............................................. 55


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

      6.9  .........Liens................................................... 55
      6.10 .........Indebtedness............................................ 55
      6.11 .........Litigation.............................................. 55
      6.12 .........Taxes................................................... 55
      6.13 .........Compliance with Law..................................... 56
      6.14 .........ERISA................................................... 56
      6.15 .........Subsidiaries............................................ 57
      6.16 .........Use of Proceeds......................................... 57
      6.17 .........Government Regulation................................... 57
      6.18 .........Environmental Matters................................... 58
      6.19 .........Intellectual Property................................... 59
      6.20 .........Investments............................................. 59
      6.21 .........Disclosure.............................................. 59
      6.22 .........Licenses, etc........................................... 59
      6.23 .........Title to Properties..................................... 59
      6.24 .........Insurance............................................... 59

SECTION 7  AFFIRMATIVE COVENANTS............................................ 60
      7.1  .........Information Covenants................................... 60
      7.2  .........Financial Covenants..................................... 63
      7.3  .........Preservation of Existence and Franchises................ 64
      7.4  .........Books and Records....................................... 64
      7.5  .........Compliance with Law..................................... 64
      7.6  .........Payment of Taxes and Other Indebtedness................. 64
      7.7  .........Insurance............................................... 65
      7.8  .........Maintenance of Property................................. 65
      7.9  .........Performance of Obligations.............................. 65
      7.10 .........Use of Proceeds......................................... 65
      7.11 .........Audits/Inspections...................................... 65
      7.12 .........Additional Credit Parties............................... 66
      7.13 .........Additional Guarantors or Additional Pledges of Stock.... 66

SECTION 8  NEGATIVE COVENANTS............................................... 67
      8.1  .........Indebtedness............................................ 67
      8.2  .........Liens................................................... 69
      8.3  .........Nature of Business...................................... 69
      8.4  .........Consolidation and Merger................................ 69
      8.5  .........Sale or Lease of Assets................................. 70
      8.6  .........Sale Leasebacks......................................... 70
      8.7  .........Advances, Investments and Loans......................... 70
      8.8  .........Restricted Payments..................................... 70
      8.9  .........Fiscal Year; Accounting; Organizational Documents....... 71
      8.10 .........Limitation on Restricted Actions........................ 71

SECTION 9  EVENTS OF DEFAULT................................................ 71
      9.1  .........Events of Default....................................... 71
      9.2  .........Acceleration; Remedies.................................. 74
      9.3  .........Allocation of Payments After Acceleration............... 75
      9.4  .........Judgment Currency....................................... 76

SECTION 10 AGENCY PROVISIONS................................................ 76
     10.1  .........Appointment and Authorization of Administrative Agent... 76
     10.2  .........Delegation of Duties.................................... 77
     10.3  .........Liability of Administrative Agent....................... 77


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

     10.4  .........Reliance by Administrative Agent........................ 78
     10.5  .........Notice of Default....................................... 78
     10.6  .........Credit Decision; Disclosure of Information by
                    Administrative Agent.................................... 79
     10.7  .........Indemnification of Administrative Agent................. 79
     10.8  .........Administrative Agent in its Individual Capacity......... 80
     10.9  .........Successor Administrative Agent.......................... 80
     10.10 .........Other Agents; Lead Managers............................. 81

SECTION 11 MISCELLANEOUS.................................................... 81
     11.1  .........Notices................................................. 81
     11.2  .........Right of Set-Off........................................ 82
     11.3  .........Benefit of Agreement.................................... 82
     11.4  .........No Waiver; Remedies Cumulative.......................... 86
     11.5  .........Payment of Expenses; Indemnification.................... 86
     11.6  .........Amendments, Waivers and Consents........................ 87
     11.7  .........Counterparts............................................ 88
     11.8  .........Headings................................................ 88
     11.9  .........Defaulting Lender....................................... 88
     11.10 .........Survival of Indemnification and Representations and
                    Warranties.............................................. 88
     11.11 .........Governing Law........................................... 89
     11.12 .........Waiver of Jury Trial; Waiver of Consequential Damages... 89
     11.13 .........Time.................................................... 89
     11.14 .........Severability............................................ 89
     11.15 .........Entirety; Continuing Agreement.......................... 89
     11.16 .........Binding Effect.......................................... 90
     11.17 .........Confidentiality......................................... 90


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

SCHEDULES
---------

Schedule 1.1(a)            Revolving Commitment Percentages
Schedule 2.2(c)            Existing Letters of Credit
Schedule 6.10              Indebtedness
Schedule 6.12              Taxes
Schedule 6.15              Subsidiaries and Location of Facilities
Schedule 8.2               Liens
Schedule 8.7               Investments
Schedule 11.1              Notices



EXHIBITS
--------

Exhibit 2.1(b)             Form of Notice of Borrowing
Exhibit 2.1(e)             Form of Notice of Continuation/Conversion
Exhibit 2.1(g)             Form of Revolving Note
Exhibit 2.3(b)             Form of Swing Line Loan Request
Exhibit 2.3(e)             Form of Swing Line Loan Note
Exhibit 7.1(c)             Form of Officer's Certificate
Exhibit 7.12               Form of Joinder Agreement
Exhibit 11.3               Form of Assignment Agreement

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Credit Agreement" or this "Agreement"), is entered into as of June 28, 2001 among COVANCE INC., a Delaware corporation ("Borrower"), certain of the Borrower's Subsidiaries (individually a "Guarantor" and collectively the "Guarantors"), the Lenders (as defined herein) and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders.


                                    RECITALS

         WHEREAS, Borrower wishes to enter into a $150 million revolving credit facility; and

         WHEREAS, the Lenders party hereto have agreed to make the requested revolving credit facility available to the Borrower on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------

         1.1      Definitions.
                  -----------

         As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                  "Acquisition" means the acquisition by any Person of (a) all or substantially all of the Capital Stock of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case whether or not involving a merger or consolidation with such other Person.

                  "Additional Assets" means assets used or useful in the same or a similar line of business as the Borrower or any of its Subsidiaries were engaged in on the Closing Date (or otherwise permitted by Section 8.3).

                  "Additional Credit Party" means, at any time, each Person that shall have executed a Joinder Agreement after the Closing Date, together with its successors and assigns, but excluding any such Person that shall have been released from its Guaranty Obligations pursuant to
         Section 4.9, Section 7.12 or Section 7.13.

                  "Adjusted Base Rate" means the Base Rate plus the Applicable Percentage.

                  "Adjusted Eurocurrency Rate" means the Eurocurrency Rate plus the Applicable Percentage.

                  "Administrative Agent" means Bank of America or any successor administrative agent appointed pursuant to Section 10.9.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent-Related Persons" means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, Banc of America Securities LLC), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Agency Services Address" means Bank of America, N.A., NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255,
         Attn: Agency Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

                  "Applicable Parties" means a collective reference to (a) the Borrower (net of its Investments in, or the assets of, its Subsidiaries), (b) the other Credit Parties (together with their Subsidiaries on a consolidated basis) and (c) the First Tier Foreign Subsidiaries in which the Lenders have received a pledge of 65% of their Voting Stock (together with their Subsidiaries on a consolidated basis).

                  "Applicable Percentage" means the appropriate applicable percentages corresponding to the Consolidated Leverage Ratio in effect as of the most recent Calculation Date as shown below:

================================================================================
                                  Applicable      Applicable
                                  Percentage      Percentage        Applicable
                                     for             for            Percentage
  Pricing       Consolidated      Base Rate      Eurocurrency     for Letter of
   Level       Leverage Ratio       Loans           Loans           Credit Fee
--------------------------------------------------------------------------------
      I         < 1.5 to 1.0         0.375%          1.375%             1.375%
--------------------------------------------------------------------------------
     II       < 2.0 to 1.0 but       0.75%           1.75%              1.75%
                > 1.50 to 1.0
                -
--------------------------------------------------------------------------------
    III       < 2.50 to 1.0 but      1.00%           2.00%              2.00%
                > 2.0 to 1.0
                -
--------------------------------------------------------------------------------
     IV         > 2.50 to 1.0        1.25%           2.25%              2.25%
                -
================================================================================

                  The Applicable Percentage for Base Rate Loans, Eurocurrency Loans and the Letter of Credit Fee shall, in each case, be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of
         Section 7.1(c); provided that the initial Applicable Percentage for Base Rate Loans, Eurocurrency Loans and the Letter of Credit Fee shall be based on Pricing Level I (as shown above) and shall remain at Pricing Level I until the first Calculation Date subsequent to the Closing Date and, thereafter, the Pricing Level shall be determined by the then current Consolidated Leverage Ratio; provided further that if the Borrower fails to provide the officer's certificate required by
         Section 7.1(c) on or before any Calculation Date subsequent to the Closing Date, the Applicable Percentage for Revolving Loans and the Letter of Credit Fee shall be based on Pricing Level IV from such Calculation Date until such time that an appropriate officer's certificate is provided whereupon the Pricing Level shall be determined by the then current Consolidated Leverage Ratio. Each determination of the Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date, except as set forth above. Any adjustment in the Applicable Percentage shall be applicable to all existing Loans and Letters of Credit as well as any new Loans made or Letters of Credit issued.

                  "Asset Disposition" means the disposition of any or all of the assets of a Credit Party or any of its Subsidiaries whether by sale, lease, transfer, condemnation or otherwise, other than sales, leases, transfers or other dispositions of assets permitted by Sections
         8.5(a) - (f).

                  "Bank of America" means Bank of America, N.A. (or any successor thereto).

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate

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

         or the Federal Funds Rate shall be effective at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Adjusted Base Rate.

                  "Benefits Plan" means each of (a) the Employee Stock Ownership Plan of the Borrower, (b) the Trust Deed of the Covance Inc. Employee Share Trust between the trustee and the Borrower, (c) the Stock Purchase Savings Plan of the Borrower restated as of December 31, 1996,
         (d) the Employee Stock Purchase Plan of the Borrower, (e) the Employee Equity Participation Program of the Borrower and the 2000 Employee Equity Participation Program of the Borrower and (f) any other "pension plan" (as defined in Section 3(2) of ERISA) of the Borrower or trust created thereunder.

                  "Borrower" means Covance Inc., a Delaware corporation, together with any permitted successors and assigns.

                  "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Charlotte, North Carolina or New York, New York; provided that in the case of Eurocurrency Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

                  "Calculation Date" has the meaning set forth in the definition of Applicable Percentage.

                  "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Stock" means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Carry-Forward Amount" has the meaning set forth in Section 7.2(d).

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time and demand deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, rated A-1 (or the equivalent thereof) or better from S&P or rated P-1 (or the equivalent thereof) or better from Moody's, (f) Eurocurrency time deposits having a maturity of less than one year purchased from any Lender directly (whether or not such deposit is with such Lender or any other Lender hereunder) and (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (f).

                  "Change of Control" means the occurrence of the following event: any "person" or "group" (within the meaning

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

         of Section 13(d) or 14(d) of the Exchange Act) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 30% or more of the voting power of the Voting Stock of the Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower (whether or not such securities are then currently convertible or exercisable); provided that the Benefit Plans shall not be deemed to be a "beneficial owner" under this definition.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

                  "Collateral" has the meaning set forth in the Pledge
         Agreements.

                  "Collateral Assignment of Notes" means those certain Collateral Assignment of Notes, executed and delivered by the applicable Credit Parties in favor of the Administrative Agent, for the benefit of the Lenders, collaterally assigning promissory notes issued by any Non-Material Domestic Subsidiary to a Credit Party.

                  "Collateral Documents" means the Pledge Agreements and the Collateral Assignments of Notes.

                  "Commitment Fees" has the meaning set forth in Section 3.4(a).

                  "Commitments" means (a) with respect to each Lender, the obligation of such Lender to make Loans or participate in Letters of Credit hereunder in an amount not to exceed the Revolving Commitment Percentage of such Lender multiplied by the Revolving Committed Amount,
         (b) with respect to the Issuing Lender, the obligation of the Issuing Lender to issue Letters of Credit in an aggregate face amount not to exceed the LOC Committed Amount and (c) with respect to Bank of America, the obligation of Bank of America to make Swing Line Loans in an amount not to exceed the Swing Line Committed Amount.

                  "Consolidated Capital Expenditures" means all expenditures of the Credit Parties and their Subsidiaries on a consolidated basis which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Leases.

                  "Consolidated EBIT" means, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains or losses outside of the ordinary course of business), plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Consolidated Interest Expense for such period and (ii) total Federal, state, foreign or other income taxes for such period, all as determined in accordance with GAAP.

                  "Consolidated EBITDA" means, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated EBIT plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for all depreciation and amortization for such period, all as determined in accordance with GAAP.

                  "Consolidated Interest Coverage Ratio" means the ratio of (a) Consolidated EBIT to (b) Consolidated Interest Expense.

                  "Consolidated Interest Expense" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, all interest expense (net of interest income), including the interest component under Capital Leases, as determined in accordance with GAAP.

                  "Consolidated Leverage Ratio" means the ratio of (a) Funded Debt to (b) Consolidated EBITDA.

                  "Consolidated Net Income" means, for any period, the net income after taxes for such period of the Credit Parties and their Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

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

                  "Consolidated Net Worth" means, as of any date, the shareholders' equity or net worth of the Credit Parties and their Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                  "Credit Documents" means this Credit Agreement, the Notes, the LOC Documents, any Joinder Agreement, the Fee Letter, the Collateral Documents and all other related agreements and documents issued or delivered hereunder by a Credit Party or one of its Subsidiaries to secure the Credit Party Obligations.

                  "Credit Parties" means the Borrower and the Guarantors, and "Credit Party" means any one of them.

                  "Credit Party Obligations" means, without duplication, all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender and Bank of America) and the Administrative Agent, whether for principal, interest, fees, LOC Obligations, indemnifications or otherwise whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents to which the Borrower or any other Credit Party is a party, including, without limitation (to the extent permitted by applicable laws), any amounts that would have accrued but for the automatic stay under the Bankruptcy Code.

                  "Debt Issuance" means the issuance of any Indebtedness for borrowed money by a Credit Party or any of its Subsidiaries, other than Indebtedness permitted by Section 8.1(a) - (i).

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" means, at any time, any Lender that: (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement (but only for so long as such Loan is not made or such Participation Interest is not purchased),
         (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement (but only for so long as such amount has not been repaid) or
         (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

                  "Disclosure Documents" means, collectively, as of any date, the Credit Documents, the SEC Documents and other certificates or instruments provided to the Administrative Agent and the Lenders in connection with this Credit Agreement.

                  "Dividend Restricted Payment" has the meaning set forth in
         Section 8.8.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary" means each direct and indirect Subsidiary of the Borrower that is domiciled, incorporated or organized under the laws of any State of the United States or the District of Columbia.

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person approved by the Administrative Agent, the Issuing Lender and the Borrower (such approval not to be unreasonably withheld or delayed); provided that (i) the Borrower's consent is not required during the existence and continuation of a Default or an Event of Default, (ii) approval by the Borrower shall be deemed given if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within five Business Days after notice of such proposed assignment has been delivered to the Borrower; and (iii) neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Environmental Claim" means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, judicial, or private in nature arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

                  "Environmental Laws" means any legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity, whether or not incorporated, treated as a single employer under Section 414(b) or (c) of the Code, and for the purpose of Section 302 of ERISA and/or Section 412, 4971, 4977 and/or each "applicable section" under Section 414(t)(2) of the Code, under Section 414(b), (c), (m) or (o) of the Code.

                  "Eurocurrency Loan" means a Loan bearing interest based at a rate determined by reference to the Eurocurrency Rate.

                  "Eurocurrency Rate" means, for the Interest Period for each Eurocurrency Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                  Eurocurrency Rate =       London Interbank Offered Rate
                                         -----------------------------------
                                         1 - Eurocurrency Reserve Percentage

                  "Eurocurrency Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D, as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurocurrency Loans is determined), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurocurrency Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurocurrency Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

                  "Event of Default" means any of the events or circumstances described in Section 9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

                  "Extension of Credit" means, as to any Lender, the making of a Loan by such Lender (or a participation therein by a Lender) or the issuance of, or participation in, a Letter of Credit by such Lender.

                  "Existing Credit Facilities" means (a) that certain Credit Agreement, dated as of November 26, 1996, among the

         Borrower, the Guarantors, the lenders party thereto, Bank of America, N.A., formerly NationsBank, N.A., as administrative agent, and Wachovia Bank, N.A., formerly Wachovia Bank of Georgia, N.A., as syndication agent, and (b) that certain Credit Agreement, dated as of June 28, 2000, among the Borrower, the Guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent, in each case as amended, modified, supplemented, extended or restated from time to time and as in effect on the Closing Date.

                  "Existing Letters of Credit" means the Letters of Credit described by date, issuance, letter of credit number, undrawn amount, name of beneficiary and the date of expiry set forth on Schedule 2.2(c).

                  "Federal Funds Rate" means for any day the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

                  "Fee Letter" means that certain letter agreement, dated as of May 3, 2001, between the Administrative Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

                  "First Tier Foreign Subsidiary" means, at any date of determination, each Foreign Subsidiary in which any one or more of the Borrower and its Domestic Subsidiaries owns more than 50%, in the aggregate, of the Voting Stock of such Foreign Subsidiary.

                  "Foreign Currency" means British Pounds Sterling, Japanese Yen, Swiss Francs and the Euro or such other currency as agreed to between the Borrower and all the Lenders. Each Foreign Currency must be one (a) that is readily available to the Lenders and freely transferable and convertible into Dollars and (b) in which deposits are generally available to the Lenders in the London interbank market.

                  "Foreign Subsidiaries" means all Subsidiaries of the Borrower that are not Domestic Subsidiaries.

                  "Funded Debt" means, without duplication, the sum of (a) all Indebtedness of the Credit Parties and their Subsidiaries for borrowed money, (b) all purchase money Indebtedness of the Credit Parties and their Subsidiaries, (c) the principal portion of all obligations of the Credit Parties and their Subsidiaries under Capital Leases, (d) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (other than letters of credit supporting trade payables in the ordinary course of business), whether or not drawn, and banker's acceptances issued for the account of such Person (it being understood that, to the extent an undrawn letter of credit supports another obligation consisting of Indebtedness, in calculating aggregated Indebtedness only such other obligation shall be included),
         (e) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (f) all Guaranty Obligations of the Credit Parties and their Subsidiaries with respect to Indebtedness of another Person of the types described in clauses (a) - (e) above, (g) all Indebtedness of another Person of the types described in clauses (a) - (e) above secured by a Lien on any property of the Credit Parties and their Subsidiaries whether or not such Indebtedness has been assumed by a Credit Party or any of its Subsidiaries and (h) all Indebtedness of the types described in clauses
         (a) - (e) above of any partnership or unincorporated joint venture to the extent a Credit Party or one of its Subsidiaries is legally obligated, net of any assets of such partnership or joint venture.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

                  "Governmental Authority" means any Federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantor" means at any time, (a) each of the parties to this Credit Agreement listed as "Guarantors" on the signature pages hereof (which are the only Material Domestic Subsidiaries as of the Closing
         Date) and (b) each other

         Person that is an Additional Credit Party, in each case, together with their successors and assigns, but excluding any such Person that shall have been released from its Guaranty Obligations pursuant to Section 4.9, Section 7.12 or Section 7.13.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or to maintain working capital or solvency of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements but excluding any comfort letters, letters of awareness or similar agreements or arrangements to the extent such Person is not legally obligated thereunder) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or
         (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "Hazardous Materials" means any substance, material or waste defined or regulated in or under any applicable Environmental Laws.

                  "Hedging Agreements" means, collectively, interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, in each case, entered into or purchased by a Credit Party.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by any Lien on property or assets owned by such Person, (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (h) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (i) the payment obligations required by such Person to be made, prior to the Maturity Date, for mandatory redemption or mandatory sinking fund payments under any preferred stock issued by such Person, (j) all net obligations of such Person in respect of Hedging Agreements, (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP and (l) all other obligations constituting indebtedness under GAAP (other than preferred stock of such Person). The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

                  "Interest Payment Date" means (a) as to Base Rate Loans, the first Business Day of each fiscal quarter of the Borrower, the date on which a Base Rate Loan is converted to a Eurocurrency Loan and the Maturity Date and (b) as to Eurocurrency Loans and Quoted Rate Swing Line Loans, the last day of each applicable Interest Period, the Maturity Date and, where the applicable Interest Period for a Eurocurrency Loan or a Quoted Rate Swing Line Loan is greater than three months, the date three months from the beginning of the Interest Period and each three months thereafter.

                  "Interest Period" means, (a) as to Eurocurrency Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof) and (b) as to Quoted Rate Swing Line Loans, a period beginning on the date of such Loan and ending on the date specified in the applicable Swing Line Loan Request; provided, however,
         (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except, with respect to Eurocurrency Loans, that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (ii) no Interest Period shall extend beyond the Maturity Date and (iii) with respect to Eurocurrency Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                  "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

                  "Issuing Lender" means Bank of America.

                  "Issuing Lender Fees" has the meaning set forth in Section 3.4(b)(ii).

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.12, as such Joinder Agreement may be amended, modified or supplemented from time to time.

                  "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Eligible Assignee which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "Letter of Credit" means a Letter of Credit issued for the account of a Credit Party by the Issuing Lender pursuant to Section 2.2, as such Letter of Credit may be amended, modified, extended, renewed or replaced.

                  "Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.4(b)(i).

                  "Lien" means any mortgage, pledge, hypothecation, security interest, encumbrance or lien (statutory or otherwise) including, without limitation, the rights of a vendor or lessor under any conditional sale or title retention agreement or any lease substantially equivalent thereto.

                  "Loan" or "Loans" means the Revolving Loans and the Swing Line Loans, individually or collectively, as appropriate.

                  "LOC Committed Amount" means Twenty Five Million Dollars ($25,000,000).

                  "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

                  "LOC Obligations" means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

                  "LOC Participants" means the Lenders.

                  "London Interbank Offered Rate" means for any Interest Period with respect to any Eurocurrency Loan: (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement

         Rate for deposits in Dollars (or the applicable Foreign Currency) for delivery on the first day of such Interest Period with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) on the Quotation Day, or (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (or the applicable Foreign Currency) for delivery on the first day of such Interest Period with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) on the Quotation Day, or (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars (or the applicable Foreign Currency) for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar (or applicable Foreign Currency) market at their request at approximately 11:00 A.M. (London time) on the Quotation Day.

                  "Mandatory Borrowing" has the meaning set forth in Section 2.2(e).

                  "Material Adverse Effect" means a material adverse effect (after giving effect to any insurance proceeds or indemnification payments under existing insurance policies or agreements as long as the carrier of such policies or agreements has acknowledged coverage) on
         (a) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or, with respect only to
         Section 5.1(h), prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower, or of the Credit Parties taken as a whole, to perform its or their obligations under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement or any of the other Credit Documents, or the material rights and remedies of the Lenders hereunder or thereunder taken as a whole.

                  "Material Domestic Subsidiary" means any Domestic Subsidiary of the Borrower that is also a Material Subsidiary.

                  "Material First Tier Foreign Subsidiary" mean a First Tier Foreign Subsidiary that is also a Material Subsidiary.

                  "Material Subsidiary" means, as of any date of determination, any Domestic Subsidiary or any Foreign Subsidiary that, together with its Subsidiaries on a consolidated basis, (a) owns assets (excluding assets that pursuant to GAAP principles of consolidation would be eliminated from the consolidated balance sheet of the Borrower as of such date of determination) on such date of determination equal to at least five percent (5%) of the total assets of the Borrower and its Subsidiaries on a consolidated basis on such date of determination or
         (b) generated revenues (excluding revenues that pursuant to GAAP principles of consolidation would be eliminated from the consolidated income statement of the Borrower as of such date of determination) for the twelve month period ending on such date of determination equal to at least five percent (5%) of the total revenues of the Borrower and its Subsidiaries on a consolidated basis for such corresponding period.

                  "Maturity Date" means June 28, 2004 or such earlier date if accelerated in accordance with Section 9.2.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Multiemployer Plan" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, which any Credit Party or any of its Subsidiaries or any ERISA Affiliate and at least one employer other than a Credit Party or any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

                  "Net Cash Proceeds" means the aggregate amount of all proceeds paid in cash or Cash Equivalents received by any Credit Party in respect of any Asset Disposition (but with respect to any payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, only as and when received) or Debt Issuance net of (a) all fees and expenses (including, without limitation, investment banking fees, legal and accounting fees, sales commissions and brokerage commissions) incurred in connection therewith, (b) taxes paid or payable in connection with or as a result thereof and (c) any repayments of Indebtedness permitted by Section 8.1 (other than Credit Party Obligations) to the extent (i) such repayments are required by the terms of the debt instrument governing such Indebtedness in connection with such Asset Disposition or (ii) the Indebtedness repaid is associated with the assets, business or Subsidiary sold in such Asset Disposition; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by a Credit Party in respect of any Asset Disposition, or Debt Issuance.

                  "Non-Excluded Taxes" has the meaning set forth in Section 3.13(a).

                  "Non-Material Domestic Subsidiaries" means all Domestic Subsidiaries that are not Material Domestic Subsidiaries.

                  "Non-Material Subsidiaries" means all Subsidiaries that are not Material Subsidiaries.

                  "Note" or "Notes" means the Revolving Notes and the Swing Line Loan Notes, individually or collectively, as appropriate.

                  "Notice of Borrowing" means a request by the Borrower for a Revolving Loan, substantially in the form of Exhibit 2.1(b).

                  "Notice of Continuation/Conversion" means a request by the Borrower to continue an existing Eurocurrency Loan to a new Interest Period or to convert a Eurocurrency Loan to a Base Rate Loan or a Base Rate Loan to a Eurocurrency Loan, substantially in the form of Exhibit 2.1(e).

                  "Operating Lease" means, as to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as an operating lease.

                  "Participation Interest" means the Extension of Credit by a Lender by way of a purchase of a participation in (a) Letters of Credit or LOC Obligations as provided in Section 2.2, (b) Swing Line Loans as provided in Section 2.3, or (c) in any Loans as provided in Section 3.8.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

                  "Permitted Acquisition" means an Acquisition by a Credit Party or any Subsidiary of a Credit Party for consideration no greater than the fair market value (as determined by the Board of Directors or management of such Credit Party or Subsidiary) of the Capital Stock or property acquired; provided that (a) the property acquired (or the property of the Person acquired) in such Acquisition constitutes Additional Assets (or goodwill associated therewith), (b) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition or such Acquisition shall have been otherwise approved by such other Person, (c) the Borrower shall have delivered to the Administrative Agent, prior to the closing of such Acquisition, a certificate of an authorized officer of the Borrower demonstrating that, upon giving effect to such Acquisition, the Credit Parties are in compliance with all of the covenants set forth in Section 7.2, (d) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, and
         (e) after giving effect to such Acquisition, at least $25,000,000 of the Revolving Committed Amount shall be unused and available for borrowing.

                  "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (c) inventory, raw materials and general intangibles (to the extent such general intangible is not a Capital Expenditure) acquired in the ordinary course of business, (d) Investments in the Borrower or a Subsidiary of the Borrower, (e) loans to directors, officers or employees in the ordinary course of business for reasonable business expenses, not to exceed in the aggregate $5,000,000 at any one time, (f) the Investments existing on the date hereof, as set forth on Schedule 8.7, (g) Investments in Consolidated Capital Expenditures in amounts not to exceed the limits set forth in Section

         7.2(d), (h) contributions or allocations of the Borrower's Capital Stock to any of the Benefits Plans, (i) Investments in joint ventures (other than joint ventures which are Subsidiaries of the Borrower) not to exceed $10,000,000 in the aggregate at any one time, (j) as long as no Default or Event of Default exists and is continuing, additional Investments, if any, pursuant to (i) the Benefits Plans of the type referred to in subsection (a) and (b) of the definition of "Benefit Plans", (ii) the Benefits Plans of the type referred to in subsections
         (c), (d), (e) and (f) of the definition of "Benefits Plans" in an aggregate amount not to exceed $50,000,000 during the term of this Credit Agreement and (iii) the Rights Plan in an aggregate amount not to exceed $2,000,000, (k) received as consideration in connection with an asset sale permitted pursuant to Section 8.5 and (l) Permitted Acquisitions.

                  "Permitted Liens" means (a) Liens securing the Credit Party Obligations, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not past due more than 30 days or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (d) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (h) judgment Liens that would not otherwise constitute an Event of Default and any other judgment Lien unless not discharged within sixty days of entry, pending appeal, or within sixty days after expiration of stay, (i) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 8.1(d), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost (excluding transaction costs) of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary, (j) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien secures Indebtedness permitted by Section 8.1(d), (ii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (iii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, (k) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (l) Liens on leased equipment or under conditional sale or other title retention agreements, (m) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries, (n) Liens in favor of customs and revenue authorities as a matter of law to secure payment of customs duties, (o) Liens securing surety bonds in an aggregate amount not to exceed $10,000,000, (p) Liens securing appeal bonds covering assets less than or equal to $30,000,000, (q) Liens existing on the date hereof and identified on Schedule 8.2; provided that no such Lien shall extend to any property other than the property subject thereto on the Closing Date, and (r) Liens arising pursuant to and in connection with Indebtedness permitted by Section 8.1(h); provided that such Liens shall only encumber the assets that are the subject of the instrument or agreement governing such Indebtedness.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

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

                  "Pledge Agreements" means those certain Pledge Agreements executed and delivered by the applicable Credit Parties in favor of the Administrative Agent, for the benefit of the Lenders, pledging 65% of the Capital Stock of the Material First Tier Foreign Subsidiaries and such other First Tier Foreign Subsidiaries as required by Section 7.13, as they may be amended, modified, extended, renewed or replaced from time to time.

                  "Prime Rate" means, for any day, the per annum rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Quotation Day" means (a) if the Loan is made in Dollars or any Foreign Currency other than Euro, two Business Days prior to the first day of such Interest Period and (b) if the Loan is made in Euro, two TARGET Days prior to the first day of such Interest Period; provided that if market practice differs in the Relevant Interbank Market for a Foreign Currency, then the Quotation Day for that Foreign Currency will be determined by the Administrative Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

                  "Quoted Rate" has the meaning set forth in Section 2.3(b).

                  "Quoted Rate Swing Line Loan" means a Swing Line Loan made with a Quoted Rate.

                  "Real Properties" has the meaning specified in Section
         6.18(a).

                  "Regulation D, T, U, or X" means Regulation D, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Relevant Interbank Market" means the market in which a London Interbank Offered Rate for the applicable Interest Period is available in immediately available funds in the applicable Foreign Currency.

                  "Reportable Event" means a "reportable event" as defined in
         Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

                  "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 50% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the Revolving Loan Commitment Percentage of such Lender multiplied by the Revolving Committed Amount and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender's Participation Interests in the face amount of the outstanding Letters of Credit plus (iii) such Lender's Participation Interests in outstanding Swing Line Loans.

                  "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

                  "Revolving Loan Commitment Percentage" means, for each Lender, the percentage identified as its Revolving Commitment Percentage on
         Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "Revolving Committed Amount" means ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) or such lesser amount as the Revolving Committed Amount may be reduced pursuant to Sections 2.1(d) or 3.3(d).

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

                  "Revolving Loans" means the Revolving Loans made to the Borrower pursuant to Section 2.1(a).

                  "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(a), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time and as evidenced in the form of Exhibit 2.1(g).

                  "Rights Plan" means that certain Rights Agreement dated as of December 31, 1996 between the Borrower and Harris Trust and Savings Bank.

                  "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "SEC Documents" means the Borrower's filings with the Securities and Exchange Commission on Form 10Q and Form 8K made since January 1, 2001.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent" means, with respect to any Credit Party as of a particular date, that on such date (a) such Credit Party is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Credit Party does not intend to, and does not believe that it will, incur debts or liabilities beyond such Credit Party's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Credit Party is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Credit Party's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Credit Party is engaged or is to engage, (d) the fair value of the assets of such Credit Party is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Credit Party and (e) the present fair saleable value of the assets of such Credit Party is not less than the amount that will be required to pay the probable liability of such Credit Party on its debts as they become absolute and matured. The calculation of Solvent for each Credit Party shall be made for such Credit Party and its Subsidiaries on a consolidated basis. Furthermore, (i) the assets of each Credit Party shall include, without limitation, goodwill and the rights and properties of such Credit Party pursuant to Section 4.8, to the extent of their fair value or fair saleable value, as applicable; and (ii) contingent liabilities, at any time, will be equal to the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Stock Repurchase Restricted Payment" has the meaning set forth in Section 8.8.

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

                  "Swing Line Loans" means the loans made by Bank of America pursuant to Section 2.3(a).

                  "Swing Line Committed Amount" means Ten Million Dollars ($10,000,000).

                  "Swing Line Loan Request" means a request by the Borrower for a Swing Line Loan in substantially the form of Exhibit 2.3(b).

                  "Swing Line Loan Note" means the promissory note of the Borrower in favor of Bank of America evidencing the Swing Line Loans provided pursuant to Section 2.3(a), as such promissory note may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time and as evidenced by the form of Exhibit 2.3(e).

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

                  "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

                  "TARGET Day" means any day on which TARGET is open for the settlement of payments in Euro.

                  "Termination Event" means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the complete or partial withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan. For the purposes of subsections (d) and (e) of this definition, "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with any Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party or any of its Subsidiaries and which is treated as a single employer under Section 414(b), (c), (m), or (o) of the Code; provided, however, that such definition shall apply only if such Termination Event would have or be reasonably expected to have a Material Adverse Effect. Otherwise, the definition of "ERISA Affiliate" generally applicable under this Credit Agreement shall apply.

                  "Unused Fee Calculation Period" shall have the meaning set forth in Section 3.4(a).

                  "Unused Revolving Committed Amount" means, for any period, the amount by which (a) the then applicable Revolving Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Loans plus (ii) the outstanding aggregate principal amount of all LOC Obligations.

                  "U.S. Dollar Equivalent" means the amount of Dollars that would be realized by converting a Foreign Currency into Dollars at approximately 11:00 a.m. (London time), as set forth on the applicable Telerate Screen, on the date of determination; provided that if more than one rate is listed then the applicable conversion rate shall be the arithmetic average of such rates. If for any reason such conversion rates are not available, the U.S. Dollar Equivalent shall be calculated using the arithmetic average of the spot buying rates for such Foreign Currency in Dollars as quoted to the Administrative Agent by three foreign exchange dealers of recognized standing in the United States selected by the Administrative Agent at approximately 11:00 a.m. (London time) on any date of determination.

                  "Voting Stock" of a corporation, limited liability company or partnership means, at any time, all classes of the Capital Stock or other voting securities of such Person then outstanding and ordinarily entitled to vote in the election of directors (or similar governing authority).

         1.2 Computation of Time Periods and Other Definitional Provisions. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided.

         1.3 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements described in Section 5.1(c)); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) either the Administrative Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), then for the period following such objection, unless otherwise agreed by the Borrower and the Required Lenders, such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

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

                                    SECTION 2

                                CREDIT FACILITIES
                                -----------------

         2.1      Revolving Loans.
                  ---------------

                  (a) Revolving Loan Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower, in Dollars or in Foreign Currency, at any time and from time to time, during the period from and including the Closing Date to but not including the Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); provided, however, that (i) the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding plus the aggregate amount of Swing Line Loans outstanding shall not exceed the Revolving Committed Amount, (ii) with respect to each individual Lender, such Lender's outstanding Revolving Loans shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount and (iii) the sum of the aggregate amount of Revolving Loans outstanding in Foreign Currency plus the aggregate amount of LOC Obligations outstanding in Foreign Currency shall not exceed the U.S. Dollar Equivalent of Fifty Million Dollars ($50,000,000). Subject to the terms of this Credit Agreement (including Section 3.3), the Borrower may borrow, repay and reborrow Revolving Loans.

                  (b) Method of Borrowing for Revolving Loans. By no later than 11:00 a.m. (i) one Business Day prior to the date of the requested borrowing of Revolving Loans that will be Base Rate Loans or (ii) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurocurrency Loans, the Borrower shall submit a written Notice of Borrowing in substantially the form of Exhibit 2.1(b) to the Administrative Agent setting forth (A) the amount requested, (B) whether such Revolving Loans shall accrue interest at the Adjusted Base Rate or the Adjusted Eurocurrency Rate, (C) with respect to Revolving Loans that will be Eurocurrency Loans, the Interest Period applicable thereto, (D) whether the Revolving Loan is requested in Dollars or in a Foreign Currency and (E) certification that the Borrower has complied in all respects with Section 5.2. Notwithstanding the above, the Borrower may not request Revolving Loans made in a Foreign Currency to accrue interest at the Adjusted Base Rate unless the Adjusted Eurocurrency Rate is not available by virtue of circumstances described in Section 3.10(a) or 3.11.

                  (c) Funding of Revolving Loans. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the Lenders as to the terms thereof. Each Lender shall make its Revolving Loan Commitment Percentage of the requested Revolving Loans available to the Administrative Agent by 1:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars or the applicable Foreign Currency, of immediately available funds at the Agency Services Address. The amount of the requested Revolving Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Revolving Loans are made available to the Administrative Agent.

                  No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the time of any such Revolving Loan that such Lender does not intend to make available to the Administrative Agent its portion of the Revolving Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Revolving Loans, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing and (ii) from such Lender, at a rate per annum equal to, during the period to but

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

         excluding the date two Business Days after demand therefor, the Federal Funds Rate, and, thereafter, the Base Rate.

                  (d) Reductions of Revolving Committed Amount. Upon at least three Business Days' notice, the Borrower shall have the right to permanently terminate or reduce the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 and in integral multiples of $1,000,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding plus the aggregate amount of Swing Line Loans outstanding. The Revolving Committed Amount shall be reduced pursuant to the terms of Section 3.3(d). Any reduction in (or termination of) the Revolving Committed Amount shall be permanent and may not be reinstated. The Administrative Agent shall promptly notify the Lenders of any reduction in the Revolving Committed Amount.

                  (e)    Continuations and Conversions. Subject to the terms of
         Section 5.2 (other than Section 5.2(b)), the Borrower shall have the option, on any Business Day, to continue existing Eurocurrency Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurocurrency Loans or to convert Eurocurrency Loans into Base Rate Loans; provided, however, that (i) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in substantially the form of Exhibit 2.1(e), in compliance with the terms set forth below, (ii) except as provided in Section 3.11, Eurocurrency Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable thereto, (iii) Eurocurrency Loans may not be continued nor may Base Rate Loans be converted into Eurocurrency Loans during the existence and continuation of a Default or Event of Default and (iv) any request to continue a Eurocurrency Loan that fails to comply with the terms hereof or any failure to request a continuation of a Eurocurrency Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period. Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (A) three Business Day prior to the date for a requested conversion of a Eurocurrency Loan to a Base Rate Loan or (B) three Business Days prior to the date for a requested continuation of a Eurocurrency Loan or conversion of a Base Rate Loan to a Eurocurrency Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Administrative Agent which shall set forth (x) whether the Borrower wishes to continue or convert such Loans and (y) if the request is to continue a Eurocurrency Loan or convert a Base Rate Loan to a Eurocurrency Loan, the Interest Period applicable thereto. Notwithstanding the foregoing, Loans made in Foreign Currency may not be continued or converted pursuant to this
         Section 2.1(e) but instead must be repaid at the end of the applicable Interest Period in the Foreign Currency in which such Loan was made.

                  (f) Minimum Amounts. Each request for a borrowing, conversion or continuation shall be subject to the requirements that
         (i) each Eurocurrency Loan shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof, or in the case of a Foreign Currency, the U.S. Dollar Equivalents of such amounts, (ii) each Base Rate Loan shall be in a minimum amount of the lesser of $1,000,000 (and integral multiples of $100,000 in excess thereof) or the remaining amount available under the Revolving Committed Amount, or in the case of a Foreign Currency, the U.S. Dollar Equivalents of such amounts and (iii) no more than eight Eurocurrency Loans shall be outstanding hereunder at any one time. For the purposes of this Section, all Eurocurrency Loans with the same Interest Periods shall be considered as one Eurocurrency Loan, but Eurocurrency Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurocurrency Loans.

                  (g) Revolving Notes. The Revolving Loans made by each Lender shall, upon the request of such Lender, be evidenced by a duly executed promissory note of the Borrower to such Lender in the face amount of its Revolving Loan Commitment Percentage of the Revolving Committed Amount in substantially the form of Exhibit 2.1(g).

         2.2      Letter of Credit Subfacility.
                  ----------------------------

                  (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Agreement) to be given by any Credit Party or conflict with any obligation of, or detract from any action which may be taken by, any Credit Party or their Subsidiaries under this Agreement) and in reliance upon the representations and warranties of the Credit Parties set forth herein, the Issuing Lender shall from time to time upon request issue (from the Closing Date to the Maturity Date and in a form reasonably acceptable to the Issuing Lender), in Dollars or any Foreign Currency, and the LOC Participants shall participate in, Letters of Credit for the account of the Borrower or any of its Subsidiaries; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed the LOC Committed Amount, (ii) the sum of the aggregate amount of LOC Obligations outstanding plus the aggregate amount of Revolving Loans outstanding plus the aggregate amount of Swing Line Loans outstanding shall not exceed the Revolving Committed Amount and (iii) the sum of the aggregate amount of Revolving Loans outstanding in Foreign Currency plus the aggregate amount of LOC Obligations outstanding in Foreign Currency shall not exceed the U.S. Dollar Equivalent of Fifty Million Dollars ($50,000,000). The issuance of each Letter of Credit shall be a Business Day. Except as otherwise expressly agreed upon by all the LOC Participants, each Letter of Credit shall have an original expiry date not more than one year from the date of issuance; provided that, at the option of the Borrower, Letters of Credit may be subject to automatic renewal for periods not in excess of one year subject to the conditions that (x) the Issuing Lender may give notice to the Borrower not less than 60 days prior to the effective date of such extension that it will not extend such Letter of Credit (and, during the existence and continuation of an Event of Default, the Issuing Lender agrees to give such notice, in any event, if instructed by the Required Lenders to do
         so) and (y) no Letter of Credit (or renewal thereof), shall have an expiry date extending beyond the Maturity Date. Each Letter of Credit shall be either (1) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of the Borrower or any of its Subsidiaries, or (2) a commercial letter of credit in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business. Each Letter of Credit shall comply with the related LOC Documents.

                  (b) Notice and Reports. The request for the issuance or renewal of a Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance or renewal. The Issuing Lender will, upon the request of the Administrative Agent (which shall be made upon the request of any Lender), provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount (including, if applicable, the U.S. Dollar Equivalent of such face amount), and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent, promptly upon request, copies of the Letters of Credit and the other LOC Documents.

                  (c)    Participations.

                         (i) On the Closing Date, each LOC Participant shall automatically acquire a participation in the liability of the Issuing Lender under each Existing Letter of Credit in an amount equal to its Revolving Loan Commitment Percentage of such Existing Letters of Credit.

                         (ii) Each LOC Participant, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and each LOC Document related thereto and the rights and obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Loan Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Loan Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each LOC Participant's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such LOC Participant shall pay to the Issuing Lender its Revolving Loan Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each LOC Participant to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower or any other Credit Party to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan in Dollars at the Adjusted Base Rate in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower shall reimburse the Issuing Lender on the day of drawing (unless such notice is received after 1:00 p.m. on such day and then on the next succeeding Business Day with the outstanding amount accruing interest at the Adjusted Base Rate until reimbursed) under any Letter of Credit either with the proceeds of a Revolving Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Adjusted Base Rate plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment that the applicable account party or the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the LOC Participants of the amount of any unreimbursed drawing and each LOC Participant shall promptly (or if the Letter of Credit is in Foreign Currency within two Business Days) pay to the Administrative Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such LOC Participant's Revolving Loan Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such LOC Participant does not pay such amount to the Issuing Lender in full upon such request, such LOC Participant shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date the LOC Participant received the notice regarding the unreimbursed drawing until such LOC Participant pays such amount to the Issuing Lender in full at a rate per annum equal to, during the period to but excluding the date two Business Days after demand therefor, the Federal Funds Rate, and, thereafter, the Base Rate. Each LOC Participant's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a LOC Participant to the Issuing Lender, such LOC Participant shall, automatically and without any further action on the part of the Issuing Lender or such LOC Participant, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawn portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower and the other Credit Parties with respect thereto (including the reimbursement obligation).

                  (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan borrowing to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the applicable Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised solely of Base Rate Loans in Dollars (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all applicable Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2) pro rata based on each Lender's respective Revolving Loan Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interest in the outstanding LOC Obligations; provided that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, during the period to but excluding the date two Business Days after such date, the Federal Funds Rate, and, thereafter, the Base Rate.

                  (f) Modification and Extension. The issuance of any supplement, modification or amendment, renewal, or extensions (excluding extensions on an "evergreen" basis pursuant to Section 2.2(a)) to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (g) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (including the International Chamber of Commerce's decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the Euro) or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or the ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

                  (h)    Responsibility of Issuing Lender.

                         (i) It is expressly understood and agreed as between the Lenders that the obligations of the Issuing Lender hereunder to the LOC Participants are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any LOC Participant to recover from the Issuing Lender any amounts made available by such LOC Participant to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                         (ii) The Issuing Lender shall be under no obligation to issue any Letter of Credit if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or (B) any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it.

                  (i) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

                  (j)    Indemnification of Issuing Lender.

                         (i) In addition to its other obligations under this Credit Agreement, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                         (ii) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible for (except in the case of (A), (B) and (C) below if the Issuing Lender has actual knowledge to the contrary): (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                         (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                         (iv) Nothing in this subsection (j) is intended to limit the reimbursement obligation of the Borrower contained in this Section 2.2. The obligations of the Borrower under this subsection (j) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                         (v) Notwithstanding anything to the contrary contained in this subsection (j), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction. Nothing in this Agreement shall relieve the Issuing Lender of any liability to the Borrower in respect of any action taken by the Issuing Lender which action constitutes gross negligence or willful misconduct of the Issuing Lender or a violation of the UCP, ISP98 or Uniform Commercial Code (as applicable), as determined by a court of competent jurisdiction. The Borrower shall have a claim against the Issuing Lender, and the Issuing Lender shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Lender's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Lender's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit.

         2.3      Swing Line Loans Subfacility.
                  ----------------------------

                  (a) Swing Line Loans. Bank of America hereby agrees, on the terms and subject to the conditions set forth herein and in the other Credit Documents, to make loans to the Borrower in Dollars at any time and from time to time during the period from and including the Closing Date to but not including the Maturity Date (each such loan, a "Swing Line Loan" and collectively, the "Swing Line Loans"); provided that (i) the aggregate principal amount of the Swing Line Loans outstanding at any one time shall not exceed the Swing Line Committed Amount and (ii) the sum of the aggregate amount of Swing Line Loans outstanding plus the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding shall not exceed the Revolving Committed Amount. Prior to the Maturity Date, Swing Line Loans may be repaid and reborrowed by the Borrower in accordance with the provisions hereof. Upon the request of any Lender, Bank of America shall provide such Lender a schedule of Swing Line Loans then outstanding.

                  (b) Method of Borrowing and Funding Swing Line Loans. By no later than 10:00 a.m., on the date of the requested borrowing of Swing Line Loans, the Borrower shall submit a Swing Line Loan Request to Bank of America in the form of Exhibit 2.3(b) setting forth (i) the amount of the requested Swing Line Loan, (ii) the date of the requested Swing Line Loan and (iii) whether such Swing Line Loan is to be a Base Rate Loan or a Quoted Rate Swing Line Loan and if it is a Quoted Rate Swing Line Loan, the applicable Interest Period and complying in all respects with Section 5.2. If the Borrower has requested a Quoted Rate Swing Line Loan, Bank of America shall provide to the Borrower, no later than 1:00 p.m. on the date of the request, the rate at which Bank of America would be willing to provide such Swing Line Loan (the "Quoted Rate"). The Borrower shall notify Bank of America by 2:00 p.m. on such date whether it wishes to accept the Quoted Rate. Failure of the Borrower to timely accept the Quoted Rate shall make the Quoted Rate and the corresponding Swing Line Loan Request void.

                  (c) Repayment and Participations of Swing Line Loans. The Borrower agrees to repay all Swing Line Loans that are Base Rate Loans within one Business Day of demand therefor by Bank of America and all Swing Line Loans that are Quoted Rate Swing Line Loans at the end of the applicable Interest Period. Each repayment of a Swing Line Loan may be accomplished by requesting Revolving Loans and such request shall not be subject to the conditions set forth in Section 5.2(b). In the event that the Borrower shall fail to timely repay any Swing Line Loan, and in any event upon (i) a request by Bank of America, (ii) the occurrence of an Event of Default described in Section 9.1(f) or (iii) the acceleration of any Loan or termination of any Commitment pursuant to Section 9.2, each other Lender shall irrevocably and unconditionally purchase from Bank of America, without recourse or warranty, an undivided interest and participation in such Swing Line Loan in an amount equal to such other Lender's Revolving Loan Commitment Percentage thereof, by directly purchasing a participation in such Swing Line Loan in such amount (regardless of whether the conditions precedent thereto set forth in Section 5.2 hereof are then satisfied, whether or not the Borrower has submitted a Notice of Borrowing and whether or not the Commitments are then in effect, any Event of Default exists or all the Loans have been accelerated) and paying the proceeds thereof to Bank of America at the Agency Services Address, or at such other address as Bank of America may designate, in Dollars and in immediately available funds. If such amount is not in fact made available to Bank of America by any Lender, Bank of America shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at a per annum rate equal to, during the period to but excluding the date two Business Days after demand therefor, the Federal Funds Rate, and, thereafter, the Base Rate. If such Lender does not pay such amount forthwith upon Bank of America's demand therefor, and until such time as such Lender makes the required payment, Bank of America shall be deemed to continue to have outstanding Swing Line Loans in the amount of such unpaid participation obligation for all purposes of the Credit Documents other than those provisions requiring the other Lenders to purchase a participation therein. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder to Bank of America to fund Swing Line Loans in the amount of the participation in Swing Line Loans that such Lender failed to purchase pursuant to this Section 2.3(c) until such amount has been purchased (as a result of such assignment or otherwise).

                  (d) Minimum Amounts. Each Swing Line Loan shall be in the minimum amount of $100,000 and in integral multiples of $50,000 in excess thereof.

                  (e) Swing Line Note. The Swing Line Loans made by Bank of America shall be evidenced by a duly executed promissory note of the Borrower to Bank of America in the face amount of the Swing Line Committed Amount and in substantially the form of Exhibit 2.3(e).

         2.4      Currency Equivalents.
                  --------------------

         For purposes of determining compliance with Sections 2.1(a), 2.2(a), 2.3(a), 3.3(b) and 5.2(d), the amount of each Loan and each Letter of Credit outstanding in a Foreign Currency: (a) shall be converted to its U.S. Dollar Equivalent on the date of the initial Notice of Borrowing or request for a Letter of Credit with respect thereto and on the date of each Notice of Continuation/Conversion requesting a new Interest Period therefor and (b) from and after any such date, shall be deemed to remain equivalent to the U.S. Dollar Equivalent determined in accordance with clause (a) notwithstanding any fluctuation in exchange rates occurring thereafter.


                                    SECTION 3

          GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT
          ------------------------------------------------------------

         3.1      Interest.
                  --------

                  (a) Interest Rate. All Revolving Loans that are Base Rate Loans shall accrue interest at the Adjusted Base Rate. All Swing Line Loans shall accrue interest at the Adjusted Base Rate unless such Swing Line Loan is a Quoted Rate Swing Line Loan, then such Swing Line Loan shall accrue interest at the Quoted Rate applicable thereto. All Revolving Loans that are Eurocurrency Loans shall accrue interest at the Adjusted Eurocurrency Rate unless the Adjusted Eurocurrency Rate is not available by virtue of circumstances described in Section 3.10(a) or 3.11.

                  (b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to (i) two percent (2%) plus the rate which would otherwise be applicable or (ii) if no rate is applicable, the Adjusted Base Rate plus two percent (2%).

                  (c) Interest Payments. The Borrower promises to pay interest on Loans in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurocurrency Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

         3.2      Place and Manner of Payments.
                  ----------------------------

         All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Agreement shall be made unconditionally and without any setoff, deduction, counterclaim, defense, recoupment or withholding of any kind and received not later than 2:00 p.m. on the date when due, in Dollars or the applicable Foreign Currency and in immediately available funds, by the Administrative Agent at the Agency Services Address. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Agreement, specify to the Administrative Agent, the Loans, Letters of Credit, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Administrative Agent may deem appropriate). The Administrative Agent will distribute such payments to the applicable Lenders if any such payment is received prior to 2:00 p.m.; otherwise the Administrative Agent will distribute such payment to the applicable Lenders on the next succeeding Business Day, in each case in immediately available funds. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurocurrency Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

         3.3      Prepayments.
                  -----------

                  (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurocurrency Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent and any prepayment of Eurocurrency Loans will be subject to Section 3.14; (ii) each such partial prepayment of Loans shall be in the minimum principal amount of (A) $5,000,000 for Revolving Loans or, in the case of Foreign Currency, the U.S. Dollar Equivalent of such $5,000,000 and (B) $100,000 for Swing Line Loans; and (iii) Quoted Rate Swing Line Loans may not be prepaid unless a breakage fee equal to the amount of actual damages suffered by the Lender whose Quoted Rate Swing Line Loan is prepaid is paid to such Lender; provided that such Lender shall provide the Borrower with the calculation of such damages. Amounts prepaid hereunder shall be applied as the Borrower may elect; provided, that if the Borrower fails to specify, then such prepayment shall be applied first to Revolving Loans that are Base Rate Loans, then to Eurocurrency Loans in direct order of Interest Period maturities, then to Swing Line Loans (first to those Swing Line Loans accruing interest at the Adjusted Base Rate and then to those Swing Line Loans accruing interest at the Quoted Rate).

                  (b)    Mandatory Prepayments.

                         (i) Revolving Committed Amount. If at any time (A) the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding plus the aggregate amount of Swing Line Loans outstanding exceeds the Revolving Committed Amount, (B) the aggregate amount of LOC Obligations outstanding exceeds the LOC Committed Amount,
                  (C) the aggregate amount of Swing Line

                  Loans outstanding exceeds the Swing Line Committed Amount, or
                  (D) the sum of the aggregate amount of Revolving Loans outstanding in Foreign Currency plus the aggregate amount of LOC Obligations outstanding in Foreign Currency exceeds the U.S. Dollar Equivalent of Fifty Million Dollars ($50,000,000), the Borrower shall immediately make a principal payment to the Administrative Agent in the manner and in an amount necessary to be in compliance with Sections 2.1, 2.2 or 2.3, as applicable.

                         (ii) Asset Dispositions. Within two Business Days following the closing of any Asset Disposition, the Borrower shall forward an amount equal to 75% of the Net Cash Proceeds of such Asset Disposition to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.3(c) below); provided, however, the Borrower shall not be required to prepay the Loans pursuant to this subsection (ii) to the extent that, within two Business Days following the closing of such Asset Disposition, the Borrower delivers to the Administrative Agent an officer's certificate that certifies that the Borrower intends to reinvest the Net Cash Proceeds from such Asset Disposition in Additional Assets within 365 days following the consummation of such Asset Disposition; provided further, however, to the extent the Borrower fails to reinvest any portion of the Net Cash Proceeds from such Asset Disposition within such 365 day period, the Borrower shall immediately forward such portion of the Net Cash Proceeds to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.3(c) below).

                         (iii) Issuance of Debt. Within two Business Days following any Debt Issuance, the Borrower shall forward 100% of the Net Cash Proceeds of such Debt Issuance to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.3(c) below).

                  (c) Application of Prepayments. All amounts required to be paid pursuant to Sections 3.3(b)(i)(A), 3.3(b)(ii) or 3.3(b)(iii) shall be applied first to Revolving Loans (first to Base Rate Loans and then to Eurocurrency Loans in direct order of Interest Period maturities), second to Swing Line Loans (first to Base Rate Loans and then to Quoted Rate Swing Line Loans) and third to a cash collateral account in respect of LOC Obligations. All amounts required to be paid pursuant to
         Section 3.3(b)(i)(B) shall be paid to a cash collateral account in respect of LOC Obligations. All amounts required to be paid pursuant to
         Section 3.3(b)(i)(C) shall be applied to Swing Line Loans (first to Base Rate Loans and then to Quoted Rate Swing Line Loans). All amounts required to be paid pursuant to Section 3.3(b)(i)(D) shall be applied first to Revolving Loans outstanding in Foreign Currency (first to Base Rate Loans (if any) and then to Eurocurrency Loans in direct order of Interest Period maturities), and second to a cash collateral account in respect of LOC Obligations outstanding in Foreign Currency. All prepayments hereunder shall be subject to Section 3.14 as well as any breakage fees in connection with a prepayment of a Quoted Rate Swing Line Loan and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

                  (d) Commitment Reductions. At the time a prepayment of any of the Loans is required to be made pursuant to Section 3.3(b)(ii) or
         (iii), the Revolving Committed Amount shall be automatically and permanently reduced by an amount equal to the amount of the required prepayment.

         3.4      Fees.
                  ----

                  (a) Commitment Fees. In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrower promises to pay to the Administrative Agent, for the pro rata benefit of each applicable Lender (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a fee equal to 0.50% of the Unused Revolving Committed Amount (the "Commitment Fees"), computed at a per annum rate for each day during the applicable Commitment Fee Calculation Period. The Commitment Fees shall commence to accrue on the Closing Date and shall be due and payable in arrears on the first Business Day of each fiscal quarter of the Borrower (as well as on the Maturity Date and on any date that the Revolving Committed Amount is reduced) for the immediately preceding fiscal quarter (or portion thereof) (each such quarter or portion thereof for which the Commitment Fee is payable hereunder being referred to as an "Commitment Fee Calculation Period"), beginning with the first of such dates to occur after the Closing Date.

                  (b)    Letter of Credit Fees.

                         (i) Letter of Credit Fee. In consideration of the issuance of Letters of Credit hereunder, the Borrower promises to pay to the Issuing Lender, for the pro rata benefit of the applicable Lenders (based on each

                  Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a fee (the "Letter of Credit Fee") equal to the Applicable Percentage for the Letter of Credit Fee on the average daily maximum amount available to be drawn under each such Letter of Credit from the date of issuance to the date of expiration. The Letter of Credit Fee will be payable in arrears on the first Business Day of each fiscal quarter of the Borrower (as well as on the Maturity Date) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                         (ii) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (i) above, the Borrower promises to pay to the Issuing Lender for its own account, without sharing by the other Lenders, (A) a fee equal to one-eighth of one percent (1/8%) per annum on the total sum of all Letters of Credit outstanding issued by the Issuing Lender, such fee to be paid quarterly in arrears 15 days after the end of each fiscal quarter of the Borrower (as well as on the Maturity Date) and (B) the customary charges from time to time to the Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

                  (c) Administrative Fees. The Borrower promises to pay to the Administrative Agent, for its own account, an annual fee as agreed to between the Borrower and the Administrative Agent in the Fee Letter.

         3.5      Payment in full at Maturity.
                  ---------------------------

         On the Maturity Date, the entire outstanding principal balance of all Revolving Loans, all Swing Line Loans and all LOC Obligations then outstanding, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to
Section 9.

         3.6      Computations of Interest and Fees.
                  ---------------------------------

                  (a) Except for Base Rate Loans that are based upon the Prime Rate, in which case interest shall be computed on the basis of a 365 or 366 day year, as applicable, all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

                  (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such Indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

         3.7      Pro Rata Treatment.
                  ------------------

         Except to the extent otherwise provided herein:

                  (a) Loans. Each Revolving Loan borrowing (including, without limitation, each Mandatory Borrowing), each payment or prepayment of principal of any Revolving Loan, each payment of fees (other than the Issuing Lender Fees retained by the Issuing Lender for its own account and the Administrative Fees retained by the Administrative Agent for its own account), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Revolving Loan, shall (except as otherwise provided in Section 3.11) be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Loan Commitment Percentages of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Revolving Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Revolving Loan, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Administrative Agent until the share of such Revolving Loan not funded by such Lender has been repaid; provided further, that in the event any amount paid to any Lender pursuant to this subsection
         (a) is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate; and

                  (b) Letters of Credit. Each payment of unreimbursed drawings in respect of LOC Obligations shall be allocated to each LOC Participant pro rata in accordance with its Revolving Loan Commitment Percentage; provided that, if any LOC Participant shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such LOC Participant would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender until the share of such unreimbursed drawing not funded by such Lender has been repaid; provided further, that in the event any amount paid to any LOC Participant pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Lender, each LOC Participant shall, upon the request of the Issuing Lender, repay to the Administrative Agent for the account of the Issuing Lender the amount so paid to such LOC Participant, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate.

         3.8      Sharing of Payments.
                  -------------------

         The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

         3.9      Capital Adequacy.
                  ----------------

         If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, within 30 days following written notice from such Lender to the Borrower (such notice setting forth the amount necessary to compensate such Lender and identifying in reasonable detail the basis for the calculation of such amount and taking into account applicable deductions and credits in respect of the amount indemnified), the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder. Each Lender agrees not to give any such notice or demand any such payment with respect to any such determinations at a time more than six months after the period as to which the Lender has made such determinations. The Borrower shall not be obligated to compensate any Lender for any such reductions if the Borrower shall have received such demand from such Lender later than such six month period provided in the preceding sentence. Each Lender agrees to make all reasonable efforts to avoid or minimize the amount of any demand for payment under this Section 3.9, including exercising all reasonable efforts to change its lending office or to transfer its affected Loans to an Affiliate; provided, however, that no Lender shall be required by this sentence to effect any change or transfer which would have a materially adverse effect on such Lender's results of operations or financial condition.

         3.10     Inability To Determine Eurocurrency Rate or Make Loans in
                  ---------------------------------------------------------
                  Foreign Currency.
                  ----------------

         If the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, (a) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate or (b) Loans cannot be made in a Foreign Currency, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrower when such conditions no longer exist. If such notice is given in connection with (a) above
(i) any Eurocurrency Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurocurrency Loans shall be converted to or continued as Base Rate Loans and
(iii) any outstanding Eurocurrency Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurocurrency Loans. If such notice is given in connection with (b) above, any request for a Loan in such Foreign Currency shall be a request for such loan to be made in Dollars.

         3.11     Illegality.
                  ----------

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurocurrency Loans, continue Eurocurrency Loans as such and convert a Base Rate Loan to Eurocurrency Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurocurrency Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurocurrency Loan is requested and (c) such Lender's Loans then outstanding as Eurocurrency Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.14.

         3.12     Requirements of Law.
                  -------------------

         If, after the Closing Date, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                  (a) shall change the basis of taxation of payments to such Lender of the principal of or interest on any Loan made by such Lender or any fees or other amounts payable to such Lender hereunder (except for Non-Excluded Taxes covered by Section 3.13 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.13(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax, gross receipt taxes, branch taxes, taxes on doing business or taxes on the overall net worth of such Lender or its applicable lending office, branch, or any affiliate thereof);

                  (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate hereunder; or

                  (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit or making Loans in a Foreign Currency or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurocurrency Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.14. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.12, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this Section 3.12 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.12 submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.13     Taxes.
                  -----

                  (a) Except as provided below in this Section 3.13, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, gross receipts, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive or business office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, principal executive or business office branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes (and other applicable taxes) and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) (or (h)) of this Section 3.13 whenever any Non-Excluded Taxes (or other applicable taxes) are payable by or otherwise imposed on or collected from the Borrower, and (B) as promptly as possible after requested the Borrower shall send to such Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower or, if none is available, other written evidence showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and any Lender for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Person which is a Lender that is not incorporated under the laws of the United States of America or any state or jurisdiction thereof shall:

                  (i)    (A)    on or before the date on which such Person
                  becomes a Lender hereunder, deliver to the Borrower and the Administrative Agent (x) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form), as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                         (B) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                         (C) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

                  (ii) in the case of any such Person that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, on or before the date such Person becomes a Lender hereunder, (A) represent in writing to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) deliver to the Borrower, with a copy to the Administrative Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

         Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or reasonable substitution therefor with respect to it and such Lender so advises the Borrower and the Administrative Agent then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased and such Lender shall provide copies to the Administrative Agent and the Borrower.

                  (c) Notwithstanding anything to the contrary in this Credit Agreement, the Borrower shall not be required to pay any current or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies (including without limitation, mortgage recording taxes and similar fees) that arise as a result of sales, assignments or other transfers of rights hereunder by any Lender.

                  (d) If requested by a Borrower, and at the Borrower's expense, any Lender and the Administrative Agent shall take such steps as may be appropriate to seek a refund of any Non-Excluded Taxes paid by it and shall permit the Borrower to participate in the preparation of any such refund claim. If any Lender or the Administrative Agent receives a refund in respect of any Non-Excluded Taxes for which the Lender has received payment from the Borrower hereunder, any Lender and the Administrative Agent, within 15 days of such receipt, shall deliver to the Borrower the amount of such refund. In addition, within 15 days of a written request of a Borrower, any Lender and the Administrative Agent shall execute and deliver to the Borrower such certificates, forms or other documents which can be reasonably furnished consistent with the facts and which are reasonably necessary to assist the Borrower in applying for refunds of Non-Excluded Taxes remitted hereunder.

                  (e) If a Borrower is required to pay any amounts pursuant to the provisions of this Section 3.13, and if thereafter any Lender or the Administrative Agent shall receive or be granted a credit against or remission or other relief for any Non-Excluded Taxes payable by the Borrower solely in respect of the amounts so paid by the Borrower, such Lender shall to the extent that it can do so without prejudice to the retention of the amount of such credit, remission or other relief, pay to the Borrower promptly after the date on which any Lender or the Administrative Agent effectively obtains the benefit of such credit, remission or other relief an amount which such Lender reasonably determines to be equal to such credit, remission or other relief less any sum which the Lender is required by law to deduct therefrom. The Lender may, in its reasonable discretion, determine the order of utilization of all charges, deductions, credits and expenses.

                  (f) In the event any Lender or the Administrative Agent receives written communication from any tax authority with respect to an assessment or proposed assessment of any Non-Excluded Taxes, such Lender or the Administrative Agent shall promptly notify the Borrower in writing and provide a copy of such communication to the Borrower.

                  (g) Each Lender shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this
         Section 3.13, including, upon request of a Borrower, the change of its lending office; provided, however, that such efforts shall not include the taking of any actions by the Lender that would result in any tax, costs or other expense to the Lender (other than a tax, cost or expense for which the Lender shall have been reimbursed or indemnified by the Borrower pursuant to this Credit Agreement or otherwise) or any action which would have a materially adverse effect on such Lenders results of operations or financial condition.

                  (h) Each Person which is a Lender that is incorporated under the laws of the United States of America or a state thereof shall, on or before the date such Person becomes a Lender hereunder, deliver to the Borrower and the Administrative Agent an Internal Revenue Service Form W-9, or successor applicable form, certifying that it is entitled to an exemption from United States backup withholding tax.

         3.14     Compensation.
                  ------------

         The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurocurrency Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement and (c) the making of a prepayment of Eurocurrency Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurocurrency Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market. The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.


                                    SECTION 4

                                    GUARANTY
                                    --------

         4.1      Guaranty of Payment.
                  -------------------

         Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees to each Lender and the Administrative Agent the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and the timely performance of all other obligations under the Credit Documents. This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

         4.2      Obligations Unconditional.
                  -------------------------

         The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that any right of subrogation, indemnity, reimbursement or contribution it may have against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty shall be subordinated to (and no Guarantor shall assert same unless and until) the repayment in full of all Loans, all reimbursement obligations under Letters of Credit, all interest thereon, and all fees until 100 days after the date on which all Commitments and Letters of Credit have been terminated and all Loans, LOC Obligations, interest and fees have been paid in full. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance of by any Agent or any Lender upon this Guarantee or acceptance of this Guarantee. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantors further agree to all rights of set-off as set forth in Section 11.2.

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

         4.3      Modifications.
                  -------------

         Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally or be released; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived in accordance with Section 11.6; and (f) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         4.4      Waiver of Rights.
                  ----------------

         Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all Extensions of Credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

         4.5      Reinstatement.
                  -------------

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that, on or before 100 days following the date on which all Commitments and Letters of Credit have been terminated, and all Loans, LOC Obligations, interest and fees have been paid, for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel (including, without duplication, the allocated costs of in-house counsel)) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.6      Remedies.
                  --------

         The Guarantors agree that, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in
Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person (including any other Guarantor) and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors.

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

         4.7      Limitation of Guaranty.
                  ----------------------

         Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         4.8      Rights of Contribution.
                  ----------------------

         The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence hereof), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this
Section 4.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor to the extent and until such time as set forth in the third sentence of Section 4.2, and until such time such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 4 (hereafter, the "Guaranteed Obligations"), a Guarantor that has made an Excess Payment; (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by a Guarantor in excess of the sum of
(A) the lesser of its Pro Rata Share of such Guaranteed Obligations and the maximum amount that such Guarantor is required to pay in respect of such obligations pursuant to Section 4.7; and (B) the aggregate amount of payments made by the Borrower to such Guarantor in respect of such Guaranteed Obligations in accordance with the third sentence of Section 4.2 and (iii) "Pro Rata Share", in respect of any determination for the purposes of this Section 4.8, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the time of such determination.

         4.9      Release of Guarantor.
                  --------------------

         If any of the Guarantors shall cease to be a Subsidiary of the Borrower for any reason subject to and in accordance with the terms of the Credit Agreement, then such Guarantor shall, automatically and without any further action on the part of any party to any Credit Document, and upon notice to the Administrative Agent, be fully released and discharged from all its liabilities and obligations under or in respect of the Credit Documents to which such Guarantor is a party (other than liabilities and obligations resulting from a demand on such Guarantor's Guaranty pursuant to Section 9.2) and, promptly upon the request of the Borrower and at the expense of the Borrower, the Administrative Agent shall execute such documents and take such other action as is reasonably requested by the Borrower to evidence the release and discharge of such Guarantor from all such liabilities and obligations and shall, if applicable, certify to the Borrower that such Guarantor has no liabilities or obligations resulting from a demand on such Guarantor's Guaranty pursuant to
Section 9.2.

         In the event the Borrower or any of its Subsidiaries intends to sell, transfer or otherwise dispose of the Capital Stock of any Subsidiary (subject to and in accordance with the terms of the Credit Agreement) whose Capital Stock has been pledged and delivered to the Administrative Agent pursuant to a Pledge Agreement, upon notice thereof to the Administrative Agent, the Administrative Agent shall promptly deliver to the Borrower such Capital Stock (pursuant to an escrow arrangement acceptable to the Administrative Agent), and, effective upon such sale, transfer or disposition, the Liens imposed by or under the Credit Agreement and the Pledge Agreement on such Capital Stock shall automatically and without any further action on the part of any party to any Credit Documents, be fully released and discharged. Promptly upon the request of the Borrower and at the expense of the Borrower, the Administrative Agent shall execute such documents and take such other actions as is reasonably requested by the Borrower to evidence the release and discharge of any such Lien.

         In the event the Borrower or any of its Subsidiaries intends to sell, transfer or otherwise dispose of the Capital Stock of any Guarantor (subject to and in accordance with the terms of the Credit Agreement) which has executed and delivered a Collateral

Assignment of Notes to the Administrative Agent, upon notice thereof to the Administrative Agent, the Administrative Agent shall promptly deliver to the Borrower the applicable promissory notes (pursuant to an escrow arrangement acceptable to the Administrative Agent), and, effective upon such sale, transfer or disposition, the Liens imposed by or under the Credit Agreement and the Collateral Assignment of Notes on such notes shall automatically and without any further action on the part of any party to any Credit Documents, be fully released and discharged. Promptly upon the request of the Borrower and at the expense of the Borrower, the Administrative Agent shall execute such documents and take such other actions as is reasonably requested by the Borrower to evidence the release and discharge of any such Lien.

         To the extent any of the provisions of this Section 4.9 are inconsistent with any of the provisions of Section 7.12 or Section 7.13, the provisions of this Section 4.9 shall govern.


                                    SECTION 5

                              CONDITIONS PRECEDENT
                              --------------------

         5.1      Closing Conditions.
                  ------------------

         The obligation of the Lenders to enter into this Credit Agreement and make the initial Extension of Credit is subject to satisfaction of the following conditions:

                  (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of each of the following required to be effective on the Closing Date: (i) this Credit Agreement; (ii) the Notes, (iii) the Collateral Documents and (iv) all other Credit Documents, each in form and substance reasonably acceptable to the Administrative Agent and the Lenders.

                  (b) Corporate and Partnership Documents. Receipt by the Administrative Agent of the following:

                         (i) Charter Documents. Either (A) copies of the articles or certificates of incorporation or other charter documents of each Credit Party that is a corporation certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date or (B) a copy of the partnership agreement of each Credit Party that is a partnership certified by its general partner to be true and correct and a copy of the certificate of limited partnership of each Credit Party that is a partnership certified to be true and complete by the appropriate Governmental Authority of the state or other jurisdiction of its formation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                         (ii) Bylaws. A copy of the bylaws of each Credit Party that is a corporation certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                         (iii) Resolutions. Copies of resolutions of the Board of Directors of each Credit Party (or its general partner, as applicable) approving and adopting such Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party (or its general partner, as applicable) to be true and correct and in force and effect as of the Closing Date.

                         (iv) Good Standing. Copies of (A) certificates of good standing, existence or its equivalent, as applicable, with respect to each Credit Party (and its general partner, as applicable) certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have or be reasonably expected to have a Material Adverse Effect on the business or operations of a Credit Party in such jurisdiction and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                         (v) Incumbency. An incumbency certificate of each Credit Party (or its general partner, as applicable) certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

                  (c) Financial Statements. Receipt by the Lenders of (i) the consolidated financial statements of the Credit Parties for fiscal year 2000, including balance sheets and income and cash flow statements audited by an independent public accounting firm acceptable to the Administrative Agent and containing an unqualified opinion of such firm that such statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Credit Parties, and were prepared in conformity with GAAP and (ii) the consolidated financial statements of the Credit Parties for fiscal quarter ending March 31, 2001, including balance sheets and income and cash flow statements.

                  (d) Opinion of Counsel. Receipt by the Administrative Agent of an opinion or opinions (which shall cover, among other things, authority, legality, validity, binding effect and enforceability), reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and the Lenders and dated as of the Closing Date, from legal counsel to the Credit Parties.

                  (e) Liens. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that it holds a perfected security interest on all of the Collateral and that no Liens exist on the Collateral except for Permitted Liens.

                  (f) Consents and Approvals. The Borrower shall receive all governmental, shareholder and third party consents and approvals necessary in connection with the execution, delivery and performance of the Credit Documents.

                  (g) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Credit Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents.

                  (h) Material Adverse Effect. There shall not have occurred an event or development since December 31, 2000 that has had or would be reasonably expected to have a Material Adverse Effect.

                  (i) Litigation. There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority against a Credit Party or any of their Subsidiaries that has had or would be reasonably expected to have a Material Adverse Effect.

                  (j) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by the chief financial officer of the Borrower on behalf of the Borrower as of the Closing Date stating that (i) the Borrower and each of its Subsidiaries are in compliance with all existing financial obligations in all material respects, (ii) no action, suit, investigation or proceeding is pending or, to such officer's knowledge, threatened in any court or before any arbitrator or Governmental Authority that purports to affect the Borrower, any of the Borrower's Subsidiaries or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding has had or would be reasonably expected to have a Material Adverse Effect, (iii) the financial statements and information delivered pursuant to Section 5.1(c) were prepared in good faith and using reasonable assumptions and (iv) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (A) each Credit Party is Solvent, (B) no Default or Event of Default has occurred and is continuing, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (D) the Borrower is in compliance with each of the financial covenants set forth in Section 7.2.

                  (k) Existing Financial Obligations. The Borrower and its Subsidiaries shall be in compliance with all existing financial obligations in all material respects.

                  (l) Disruption of Financial Markets. The absence of any disruption or adverse change in the financial or capital markets generally which the Administrative Agent, in its sole discretion, deems material in connection with the syndication of the credit facility evidenced by this Credit Agreement.

                  (m) Fees and Expenses. Payment by the Credit Parties of all fees and expenses owed by them to the Lenders and the Administrative Agent, including, without limitation, (i) payment to the Administrative Agent of the fees set forth in the Fee Letter and (ii) payment to each Lender of the upfront fee as agreed to between the Borrower and such Lender.

                  (n) Collateral. Receipt by the Administrative Agent of (i) except as specifically permitted pursuant to the terms of a Pledge Agreement, all stock certificates or other instruments evidencing the Capital Stock pledged pursuant to a Pledge Agreement, together with duly executed in blank stock powers attached thereto and (ii) all promissory notes (if any) evidencing loans from the Credit Parties to Non-Material Domestic Subsidiaries of the Credit Parties, together with duly executed endorsements attached thereto.

                  (o) Payment of Existing Indebtedness. Receipt by the Administrative Agent of a payoff letter executed by Bank of America, as administrative agent under the Existing Credit Facilities, certifying that upon payment in full of all loans and other obligations under the Existing Credit Facilities, the Existing Credit Facilities shall be paid in full and the commitments thereunder, and the Liens granted in connection therewith, shall be terminated.

                  (p) Other. Receipt by the Administrative Agent of such other documents, instruments, agreements or information as reasonably and timely requested by the Administrative Agent.

         5.2      Conditions to All Extensions of Credit.
                  --------------------------------------

         In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make, continue or convert Loans nor shall the Issuing Lender be required to issue or extend a Letter of Credit unless:

                  (a) Notice. The Borrower shall have delivered (i) in the case of any new Revolving Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1(b), (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of
         Section 2.2(b), (iii) in the case of any Swing Line Loan, a Swing Line Loan Request, duly executed and completed, by the time specified in
         Section 2.3(b) and (iv) in the case of any continuation or conversion of an existing Loan, a Notice of Continuation/Conversion by the time specified in Section 2.1(e);

                  (b) Representations and Warranties. If the Borrower is requesting (i) a new Loan (as opposed to a continuation or conversion of an existing Loan) or (ii) the issuance of a Letter of Credit, the representations and warranties made in the Credit Documents are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date;

                  (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto;

                  (d) Availability. Immediately after giving effect to the making of a Revolving Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be,
         (i) the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding plus the aggregate amount of Swing Line Loans outstanding shall not exceed the Revolving Committed Amount and (ii) the sum of the aggregate amount of Revolving Loans outstanding in Foreign Currency plus the aggregate amount of LOC Obligations outstanding in Foreign Currency shall not exceed the U.S. Dollar Equivalent of Fifty Million Dollars ($50,000,000).

The delivery of each Notice of Borrowing and each request for a Letter of Credit shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c) and (d) above and the delivery of each Notice of Continuation/Conversion shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (c) and (d) above.


                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         The Credit Parties hereby represent to the Administrative Agent and each Lender that:

         6.1      Financial Condition.
                  -------------------

         The financial statements delivered to the Lenders pursuant to Section 5.1(c)(i) and (ii) and Section 7.1(a) and (b): (a) have been prepared in accordance with GAAP and (b) present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Credit Parties and their Subsidiaries as of such date and for such periods.

         6.2      No Material Change.
                  ------------------

         Since December 31, 2000, there has been no development or event relating to or affecting a Credit Party or any of its Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect.

         6.3      Organization and Good Standing.
                  ------------------------------

         Each Credit Party and each of its Subsidiaries (a) is either a partnership, a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified and in good standing as a foreign organization and is authorized to do business in every jurisdiction where it does business unless the failure to be so qualified, in good standing or authorized would not have or would not be reasonably expected to have a Material Adverse Effect and (c) has the requisite power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

         6.4      Due Authorization.
                  -----------------

         Each Credit Party (a) has the requisite power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

         6.5      No Conflicts.
                  ------------

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its organizational documents, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation T, U or X), order, writ, judgment, injunction, decree or permit applicable to it, if the result thereof would cause or be reasonably expected to cause a Material Adverse Effect, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, if the result thereof would cause or be reasonably expected to cause a Material Adverse Effect, or (d) result in or require the creation of any Lien upon or with respect to its properties.

         6.6      Consents.
                  --------

         Except for consents, approvals and authorizations which have been obtained, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party.

         6.7      Enforceable Obligations.
                  -----------------------

         This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party thereto enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

         6.8      No Default.
                  ----------

         No Credit Party, nor any of its Subsidiaries, is in default under any material contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound, which default would have or be reasonably expected to have a Material Adverse Effect.

         6.9      Liens.
                  -----

         None of the assets of the Credit Parties, nor any of their Subsidiaries, is subject to any Lien other than Permitted Liens.

         6.10     Indebtedness.
                  ------------

         The Credit Parties have no Indebtedness except (a) as disclosed in the financial statements referenced in Section 6.1, (b) as set forth on Schedule
6.10 and (c) as otherwise permitted by this Credit Agreement.

         6.11     Litigation.
                  ----------

         There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against, the Borrower or any of its Subsidiaries which (a) purport to affect or pertain to this Credit Agreement or the other Credit Documents or the transactions contemplated herein or therein or (b) have had or would be reasonably expected to have a Material Adverse Effect.

         6.12     Taxes.
                  -----

         Except as set forth on Schedule 6.12, each Credit Party, and each of its Subsidiaries, has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware of any proposed tax assessments issued by a taxing authority to and against such Credit Party, except as would not have or be reasonably expected to have a Material Adverse Effect.

         6.13     Compliance with Law.
                  -------------------

         Each Credit Party, and each of its Subsidiaries, is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply has not had or would not be reasonably expected to have a Material Adverse Effect.

         6.14     ERISA.
                  -----

         Except as would not have or be reasonably expected to have a Material Adverse Effect:

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) The actuarial present value of all "benefit liabilities" under each Single Employer Plan (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of such Plan allocable to such accrued liabilities.

                  (c) Neither the Borrower, nor any of its Subsidiaries nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, are reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan that has had or would be reasonably expected to have a Material Adverse Effect. Neither the Borrower, any of its Subsidiaries nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

                  (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or to the best knowledge of the Borrower is reasonably likely to subject the Borrower or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (e) The present value (determined using actuarial and other assumptions which are reasonable with respect to the benefits provided and the employees participating) of the liability of the Borrower and its Subsidiaries and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the Financial Statements in accordance with FASB 106.

                  (f) Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

         6.15     Subsidiaries.
                  ------------

         As of the Closing Date, set forth on Schedule 6.15 is a complete and accurate list of all Subsidiaries of each Credit Party, including the jurisdiction of incorporation or organization for each such Subsidiary and the location of its facilities and whether such Subsidiary is a Domestic Subsidiary, a Foreign Subsidiary, a First Tier Foreign Subsidiary or a Material Subsidiary.

         6.16     Use of Proceeds.
                  ---------------

         The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.10. None of the proceeds of the Loans or other Extensions of Credit will be used in such a manner as to cause a violation of Regulation T, U or X or to make an Investment other than a Permitted Investment. Following application of the proceeds of each Loan, not more than 25 percent of the value of the assets either (a) of the Borrower only or (b) of the Borrower and its Subsidiaries on a consolidated basis (to the extent that such assets are subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness) will be Margin Stock (as defined in Regulation U).

         6.17     Government Regulation.
                  ---------------------

         No Credit Party, nor any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, no Credit Party, nor any of its Subsidiaries, is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company, or a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No director or executive officer of the Borrower or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

         6.18     Environmental Matters.
                  ---------------------

         Except as would not have or be reasonably expected to have a Material Adverse Effect:

                  (a) Each of the real properties owned or leased by the Credit Parties or any of their Subsidiaries (the "Real Properties") and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Borrower or any of their Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that would be reasonably expected to give rise to liability under any applicable Environmental Laws.

                  (b) No Credit Party has received any written notice of, or written inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does the Borrower or any of its Subsidiaries have knowledge that any such notice is being threatened.

                  (c) Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties, in each case by, or on behalf or with the permission of, the Borrower or any of its Subsidiaries in a manner that would reasonably be expected to give rise to liability under any applicable Environmental Law.

                  (d) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower or any of its Subsidiaries, the Real Properties or the Businesses, in any amount reportable under the federal Comprehensive Environmental Response, Compensation and Liability Act or any analogous state law, except releases in compliance with any Environmental Laws.

                  (e) There has been no release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any of its Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses.

                  (f) None of the Real Properties contains, or has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                  (g) No Credit Party, nor any of its Subsidiaries, has assumed any liability of any Person (other than another Credit Party) under any Environmental Law.

         6.19     Intellectual Property.
                  ---------------------

         Each Credit Party, and each of its Subsidiaries, owns, or has the legal right to use, all trademarks, tradenames, patents, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted, except for those the failure to own or have such legal right to use would not have or be reasonably expected to have a Material Adverse Effect.

         6.20     Investments.
                  -----------

         All Investments of each Credit Party and each of its Subsidiaries are either Permitted Investments or otherwise permitted by the terms of this Credit Agreement.

         6.21     Disclosure.
                  ----------

         To the best of the Borrower's knowledge, when taken together with all information disclosed or reflected in the Disclosure Documents, in each case, as amended, modified or supplemented from time to time prior to the time this representation is made or deemed made by the Borrower, no written or formally presented information and data concerning the Borrower and its Subsidiaries (except for financial statements, projections, annual business plans, budgets, information and data published by Persons other than the Borrower or its Subsidiaries) which are made available to any Lender in connection with this Credit Agreement or any other Credit Document contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statement therein not materially misleading in light of the circumstances under which such statements are made.

         6.22     Licenses, etc.
                  -------------

         Each Credit Party and each of its Subsidiaries has obtained, and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other similar rights, consents and approvals which are necessary for the operation of its business as presently conducted, except for those the failure to obtain and hold in full force and effect would not have or be reasonably expected to have a Material Adverse Effect.

         6.23     Title to Properties.
                  -------------------

         Each Credit Party, and each of its Subsidiaries, is the owner of or has a valid license or lease to use, all of its properties and assets, except which would not have or be reasonably expected to have a Material Adverse Effect, and none of such properties or assets is subject to any Liens other than Permitted Liens.

         6.24     Insurance.
                  ---------

         The properties of each Credit Party and each of its Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks, as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Credit Parties or their Subsidiaries operate.


                                    SECTION 7

                              AFFIRMATIVE COVENANTS
                              ---------------------

         Each Credit Party hereby covenants and agrees that until all Commitments and Letters of Credit have been terminated and the Loans and LOC Obligations, together with interest and fees hereunder, have been paid in full:

         7.1      Information Covenants.
                  ---------------------

         The Borrower will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

                  (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of stockholder's equity and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 60 days (i) after the close of the first three quarters of each fiscal year of the Borrower, (A) a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated statements of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, and (B) company-prepared consolidating income statements setting forth by segment or division revenues and operating income for such fiscal quarter, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and (ii) a management discussion and analysis of operating results for such fiscal quarter.

                  (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.2 by calculation thereof as of the end of each such fiscal period, (ii) certifying as to which Subsidiaries are Material Subsidiaries and calculating the percentage of (A) total assets (excluding assets that pursuant to GAAP principles of consolidation would be eliminated from the consolidated balance sheet of the Borrower as of the date of such financial statements) owned by the Applicable Parties as of the date of such financial statements and (B) total revenues (excluding revenues that pursuant to GAAP principles of consolidation would be eliminated from the consolidated income statement of the Borrower as of the date of such financial statements) generated by the Applicable Parties for the twelve month period ending on the date of such financial statements, (iii) stating that no Default or Event of Default has occurred and is continuing, or if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

                  (d) Annual Budget. Prior to the end of each fiscal year of the Borrower, an annual budget (including budgeted Consolidated Capital Expenditures) of the Borrower and its Subsidiaries on a consolidated basis containing, among other things, pro forma financial projections for the next fiscal year (including income statements, balance sheets and cash flow statements).

                  (e) Auditor's Reports. Promptly upon receipt thereof, a copy of any "management letter" submitted by independent accountants to the Borrower or any of its Subsidiaries in connection with any annual audit of the books of the Borrower or any of its Subsidiaries.

                  (f) Reports. (i) Promptly upon transmission or receipt thereof, copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send to its shareholders generally and (ii) upon the reasonable written request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                  (g) Notices. Upon the Borrower obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent promptly of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) the occurrence of any of the following with respect to the Borrower or any of its Subsidiaries (x) the pendency or commencement of any litigation, arbitral or governmental proceeding against the Borrower or any of its Subsidiaries which if adversely determined would have or would be reasonably expected to have a Material Adverse Effect, or (y) the institution of any proceedings against the Borrower or any of its Subsidiaries with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the liability for the violation of which would have or would be reasonably expected to have a Material Adverse Effect.

                  (h) ERISA. Upon any of the Credit Parties or any ERISA Affiliate obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent and each of the Lenders promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrowers or any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower or any of its Subsidiaries or ERISA Affiliates is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that has had or would be reasonably expected to have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Borrower shall furnish the Administrative Agent and each of the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (i)    Environmental.

                         (i) Subsequent to a notice from the Borrower pursuant to Section 7.1(g)(ii)(y) or during the existence of an Event of Default, and upon the written request of the Administrative Agent, the Borrower will furnish or cause to be furnished to the Administrative Agent, at the Borrower's expense, a report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Hazardous Materials on any property owned, leased or operated by a Credit Party and as to the compliance by the Credit Parties with Environmental Laws. If the Borrower fails to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Administrative Agent may arrange for same, and the Borrower hereby grants to the Administrative Agent and its representatives access to the Real Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Borrower on demand and added to the Credit Party Obligations.

                         (ii) Each Credit Party will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from, or affecting any Real Property to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state, and local laws, regulations and rules and with the orders and directives of all Governmental Authorities exercising jurisdiction over such Real Property to the extent any failure would have or be reasonably expected to have a Material Adverse Effect.

                  (j) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Credit Parties as the Administrative Agent may reasonably request, including, without limitation, appraisals on personal property.

         7.2      Financial Covenants.
                  -------------------

                  (a) Consolidated Leverage Ratio. The Consolidated Leverage Ratio, as of the end of each fiscal quarter of the Borrower for the twelve month period ending on such date, shall be less than or equal to
         2.50 to 1.0.

                  (b) Consolidated Interest Coverage Ratio. The Consolidated Interest Coverage Ratio, as of the end of each fiscal quarter of the Borrower set forth below for the twelve month period ending on such date, shall be greater than or equal to:

                         (i)    On June 30, 2001, 2.00 to 1.0;

                         (ii)   On September 30, 2001, 2.25 to 1.0;

                         (iii)  On December 31, 2001, 2.50 to 1.0;

                         (iv)   On March 31, 2002, 2.75 to 1.0; and

                         (v) On June 30, 2002 and on the last day of each fiscal quarter of the Borrower thereafter, 3.00 to

                  1.0.

                  (c) Consolidated Net Worth. The Consolidated Net Worth, as of any date commencing on September 30, 2001, shall be greater than or equal to the sum of (i) 80% of the Consolidated Net Worth on June 30, 2001 plus (ii) 50% of the cumulative Consolidated Net Income (without deduction for losses) from July 1, 2001 to the date of determination.

                  (d) Consolidated Capital Expenditures. Consolidated Capital Expenditures (excluding up to $50,000,000 of Consolidated Capital Expenditures in connection with the purchase by the Borrower of the Vienna, Virginia facility and the expansion by the Borrower of its Madison, Wisconsin facility) for each fiscal period of the Borrower set forth below shall be less than or equal to:

                         (i)    for fiscal year 2001, $100,000,000;

                         (ii)   for fiscal year 2002, $110,000,000;

                         (iii)  for fiscal year 2003, $120,000,000; and

                         (iv) for the six month period ending June 30, 2004, $65,000,000.

                  To the extent that any portion of the Consolidated Capital Expenditure limitation is not used during any fiscal year referred to above, up to $25,000,000 of such unused available amount (the "Carry-Forward Amount") may be carried forward and used during the next fiscal year only; provided, that with respect to any fiscal year, Consolidated Capital Expenditures made during such fiscal year shall be deemed to be made first with respect to the applicable limitation for such fiscal year and then with respect to any Carry-Forward Amount to the extent applicable.

         7.3      Preservation of Existence and Franchises.
                  ----------------------------------------

         Each of the Credit Parties will, and will cause all of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority in all material respects, except as permitted by Section 8.4.

         7.4      Books and Records.
                  -----------------

         Each of the Credit Parties will, and will cause all of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

         7.5      Compliance with Law.
                  -------------------

         Each of the Credit Parties will comply, and will cause all of its Subsidiaries to comply, with all Requirements of Law, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental Laws) unless such non-compliance would not have or would not be reasonably expected to have a Material Adverse Effect.

         7.6      Payment of Taxes and Other Indebtedness.
                  ---------------------------------------

         Each of the Credit Parties will, and will cause all of its Subsidiaries to, pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that a Credit Party shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment would have or would be reasonably expected to have a Material Adverse Effect.

         7.7      Insurance.
                  ---------

         The Borrower will, for itself and on behalf of each of its Subsidiaries, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

         7.8      Maintenance of Property.
                  -----------------------

         Except as permitted by Section 7.3, each of the Credit Parties will, and will cause its Subsidiaries to, maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted (subject to damage by casualties), and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses unless the failure to do so would not have or would not be reasonably expected to have a Material Adverse Effect.

         7.9      Performance of Obligations.
                  --------------------------

         Each of the Credit Parties will, and will cause its Subsidiaries to, perform in all respects all of its obligations under the terms of all agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound unless the failure to do so would not have or be reasonably expected to have a Material Adverse Effect.

         7.10     Use of Proceeds.
                  ---------------

         The Borrower will use the proceeds of the Loans solely (a) to refinance current existing Indebtedness of the Borrower and its Subsidiaries (including the Existing Credit Facilities) and the payment of any fees and expenses of the Borrower and its Subsidiaries in connection therewith and (b) to provide for working capital and other lawful corporate purposes of the Borrower and its Subsidiaries.

         7.11     Audits/Inspections.
                  ------------------

         Upon reasonable notice and during normal business hours and in a manner that will not unreasonably interfere with its business operations, each Credit Party will, and will cause its Subsidiaries to, permit representatives appointed by the Administrative Agent (and upon the request of the Required Lenders, the Administrative Agent shall make such appointment), including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect such Credit Party's or Subsidiaries' property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders, and to discuss all such matters with the officers, employees and representatives of the Credit Parties and their Subsidiaries.

         7.12     Additional Credit Parties.
                  -------------------------

         Within 30 days after the date the officer's certificate is due pursuant to Section 7.1(c), the Borrower shall cause (a) each Person who is a Material Domestic Subsidiary who is not already a Guarantor to execute a Joinder Agreement in substantially the form of Exhibit 7.12, (b) itself and each Domestic Subsidiary that directly owns a Material First Tier Foreign Subsidiary to pledge 65% of the Voting Stock of such Material First Tier Foreign Subsidiary pursuant to a Pledge Agreement (to the extent 65% of the Voting Stock of such Material First Tier Foreign Subsidiary was not previously pledged), (c) itself and each Material Domestic Subsidiary that has loaned money to a Non-Material Domestic Subsidiary to evidence such loan by an enforceable promissory note and to deliver such promissory note, together with a Collateral Assignment of Note and endorsement thereto (to the extent not previously delivered), (d) such other Persons to execute Joinder Agreements or pledge Voting Stock as required by
Section 7.13, and (e) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, (i) appropriate certified resolutions and other organizational and authorizing documents of such Person, (ii) favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent, and (iii) stock certificates with stock powers executed in blank or evidence of perfection (which may include opinions) regarding uncertificated securities and/or original promissory notes with executed endorsements attached thereto. The Lenders agree that within 30 days after receipt of reasonably sufficient evidence that (x) a Domestic Subsidiary ceases to be a Material Domestic Subsidiary or (y) a Material First Tier Foreign Subsidiary ceases to be a First Tier Foreign Subsidiary or ceases to be a Material Foreign Subsidiary, then either such Domestic Subsidiary shall be released from its obligations as a Guarantor or the pledge of stock of such Foreign Subsidiary shall be terminated and each stock returned to the Domestic Subsidiary pledging such stock. The Lenders further agree that within 30 days after notice from the Borrower that any loan or series of loans referred to in clause (c) above has been repaid in full, then the pledge of the promissory note evidencing such loan shall be terminated and the Administrative Agent shall release and return such promissory note, together with the related Collateral Assignment of Note, to the Borrower or such Material Domestic Subsidiary, as the case may be. The Administrative Agent is hereby authorized in connection with the events described in the prior two sentences, at the expense of the Borrower, to execute such documentation as appropriate to evidence such release, return or termination unless, in the circumstances described in (x) and (y) above, such release or return would cause a violation of Section 7.13.

         7.13     Additional Guarantors or Additional Pledges of Stock.
                  ----------------------------------------------------

                  (a) The Borrower shall take all necessary action, at the time specified in the next sentence, in respect of each fiscal quarter, to ensure that, as of the last day of such fiscal quarter (after giving effect to any Joinder Agreement and/or Pledge Agreement executed in respect of such fiscal quarter pursuant to Section 7.12), (i) the total assets (excluding assets that pursuant to GAAP principles of consolidation would be eliminated from the consolidated balance sheet of the Borrower as of such date) owned by the Applicable Parties on the last day of such fiscal quarter is greater than or equal to 80% of the total assets owned by the Borrower and its Subsidiaries on a consolidated basis on such date and (ii) the total revenues (excluding revenues that pursuant to GAAP principles of consolidation would be eliminated from the consolidated income statement of the Borrower as of such date) generated by the Applicable Parties for the twelve month period ending on the last day of such fiscal quarter is greater than or equal to 80% of the total revenues generated by the Borrower and its Subsidiaries on a consolidated basis for such corresponding period. If on the date the officer's certificate is required to be delivered by
         Section 7.1(c), the Borrower is not in compliance with the first sentence of this Section 7.13(a), then, within 30 days after the due date of such certificate, the Borrower shall do either or both of the following (as the Borrower shall choose in its discretion): (x) cause additional Domestic Subsidiaries to execute and deliver Joinder Agreements or (y) pledge or cause one or more of its Domestic Subsidiaries to pledge (pursuant to a Pledge Agreement) 65% of the Voting Stock of one or more additional First Tier Foreign Subsidiaries to the extent necessary to be in compliance with the first sentence of this Section 7.13(a) and to deliver such other documents, instruments, certificates or opinions in connection therewith as required in connection with the execution of Joinder Agreements or the pledge of Voting Stock as set forth in Section 7.12(e).

                  (b) If, as of the last day of any fiscal quarter of the Borrower, the percentage of total assets and total revenues determined pursuant to the first sentence of Section 7.13(a) is greater than 80%, then, within 30 days of notice thereof by the Borrower, the Lenders shall, as directed by the Borrower in its discretion, (i) release any Domestic Subsidiary (other than a Material Domestic Subsidiary) from its obligation as Guarantor and (ii) terminate the pledge of the Voting Stock of any First Tier Foreign Subsidiary (other than a Material First Tier Foreign Subsidiary) and return such Voting Stock, and shall deliver such documents, instruments or certificates which evidence such release or termination or were delivered in connection with the execution of any Joinder Agreement executed by such Domestic Subsidiary or pledge of Voting Stock by such Foreign Subsidiary; provided, however, that after giving effect to such release or return, the Borrower and its Subsidiaries shall be in compliance with Section 7.13(a).


                                    SECTION 8

                               NEGATIVE COVENANTS
                               ------------------

         Each Credit Party hereby covenants and agrees that until all Commitments and Letters of Credit have been terminated and the Loans and LOC Obligations, together with interest and fees hereunder, have been paid in full:

         8.1      Indebtedness.
                  ------------

         No Credit Party will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness existing as of the Closing Date as referenced in Section 6.10 (and renewals, refinancings or extensions thereof on terms and conditions substantially the same as such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension);

                  (c) Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business including, to the extent not current, accounts payable and accrued expenses that are subject to bona fide dispute;

                  (d) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Leases and any Indebtedness assumed or acquired in connection with a Permitted Acquisition or secured by a Lien on any assets acquired in a Permitted Acquisition prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this subsection (d) shall not exceed $15,000,000 at any time outstanding;

                  (e) other unsecured Indebtedness owing by Subsidiaries of the Borrower not to exceed, in the aggregate, at any one time, $25,000,000;

                  (f) intercompany Indebtedness constituting a Permitted Investment;

                  (g) Guaranty Obligations of the Borrower or any Subsidiary of the Borrower, of any Indebtedness permitted to be incurred by the Borrower or any Subsidiary of the Borrower pursuant to this Section 8.1;

                  (h) Indebtedness consisting of any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money Indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, the principal amount of such Indebtedness not to exceed $50,000,000 in the aggregate;

                  (i) Indebtedness arising from Hedging Agreements entered into in the ordinary course of business and not for speculative purposes; and

                  (j) other Indebtedness of the Borrower and its Subsidiaries provided that (i) at the time of the incurrence thereof and after giving effect thereto, no Default or Event of Default exists and is continuing, (ii) as a result of the incurrence thereof, no Material Adverse Effect would occur or be reasonably likely to occur, and (iii) the Net Cash Proceeds from such Indebtedness are used to prepay Loans in accordance with the terms of Section 3.3(b)(iii).

         8.2      Liens.
                  -----

         No Credit Party will, nor will it permit its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

         8.3      Nature of Business.
                  ------------------

         The Borrower will not, and will not permit its Subsidiaries to, engage in any business other than (a) businesses in which the Borrower (whether directly or through one or more of its Subsidiaries) engages on the Closing Date, (b) similar or related businesses (including, without limitation, similar or related businesses that serve the industries which purchase or use goods manufactured or processed or services rendered by, any business in which the Borrower is then permitted to engage (whether directly or through one or more of its Subsidiaries), pursuant to this Section 8.3), and (c) businesses incidental to the foregoing.

         8.4      Consolidation and Merger.
                  ------------------------

         No Credit Party will nor will it permit any Subsidiary to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself; provided that a Credit Party or a Subsidiary of a Credit Party may merge or consolidate with or into another Person if the following conditions are satisfied:

                  (a) the Administrative Agent is given prior written notice of such action;

                  (b) if the merger or consolidation involves a Credit Party, the Person formed by such consolidation or into which a Credit Party is merged shall either (i) be such Credit Party or (ii) be a Domestic Subsidiary and shall expressly assume in writing all of the obligations of such Credit Party under the Credit Documents; provided that if the transaction is between the Borrower and another Person, the Borrower must be the surviving entity;

                  (c) if the merger or consolidation involves a Material First Tier Foreign Subsidiary, the Lenders receive 65% of the Voting Stock of the surviving Material First Tier Foreign Subsidiary, if any;

                  (d) to the extent otherwise required by Section 7.12 or 7.13, the Credit Parties execute and deliver such documents, instruments and certificates as the Administrative Agent may request (including, if necessary, to maintain its perfection and priority in the collateral pledged pursuant to the Collateral Documents);

                  (e) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (f) the Borrower delivers to the Administrative Agent an officer's certificate demonstrating compliance with clause (b) or (c) above, as applicable, and an opinion of counsel stating that such consolidation or merger and any written agreement entered into in connection therewith, comply with this Section 8.4.

         8.5      Sale or Lease of Assets.
                  -----------------------

         No Credit Party will, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of (for purposes of this Section 8.5, collectively a "Transfer"), in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, equipment, real property interests (whether owned or leasehold), and securities, other than (a) any inventory Transferred in the ordinary course of business; (b) the Transfer by a Credit Party (other than the Borrower) of any or all of its assets to the Borrower or to another Credit Party; (c) obsolete, slow-moving, idle or worn-out assets (including inventory) no longer used or useful in its business; (d) the Transfer of assets which constitute a Permitted Investment;
(e) any issuance of Capital Stock by the Borrower to an employee of a Credit Party in connection with the exercise by such employee of an employee stock option; (f) Transfers of assets after the Closing Date in an aggregate amount not to exceed $50,000,000 (irrespective of such Transfer occurring in a transaction involving an aggregate amount in excess of $50,000,000); or (g) any other Transfer of assets if (i) such Transfer is for fair market value, (ii) at the time of such Transfer no Default or Event of Default exists and is continuing, (iii) as a result of such Transfer no Material Adverse Effect would occur or be reasonably likely to occur, and (iv) the Net Cash Proceeds from such Transfer are used to prepay Loans in accordance with the terms of Section 3.3(b)(ii).

         8.6      Sale Leasebacks.
                  ---------------

         No Credit Party will directly or indirectly, nor will it permit its Subsidiaries to, become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Credit Party has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (b) which such Credit Party intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Credit Party to any Person in connection with such lease.

         8.7      Advances, Investments and Loans.
                  -------------------------------

         No Credit Party will, nor will it permit its Subsidiaries to, make any Investments except for Permitted Investments.

         8.8      Restricted Payments.
                  -------------------

         No Credit Party will, directly or indirectly, nor will it permit its Subsidiaries to, declare or pay any dividends or make any other distribution upon any shares of its Capital Stock of any class or purchase, redeem or otherwise acquire or retire or make any provisions for redemption, acquisition or retirement of any shares of its Capital Stock of any class or any warrants or options to purchase any such shares (any such dividend, distribution, repurchase, redemption, acquisition or retirement being a "Restricted Payment"); provided that (i) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or another Subsidiary of the Borrower, (ii) the Borrower may make stock dividends, (iii) as long as no Default or Event of Default exists and is continuing, Restricted Payments may be made with respect to (A) the Benefits Plans of the type referred to in subsection (a) and (b) of the definition of "Benefits Plans", (B) the Benefits Plans of the type referred to in subsection
(c), (d), (e) and (f) of the definition of "Benefits Plans" in an aggregate amount not to exceed $50,000,000 during the term of this Credit Agreement and
(C) the Rights Plans in an aggregate amount not to exceed $2,000,000 during the term of this Credit Agreement, and (iv) other than with proceeds from a sale as set forth in Section 8.5, Restricted Payments may be made if (A) no Default or Event of Default exists and is continuing, (B) after giving effect thereto, the Credit Parties and their Subsidiaries are in compliance with Section 7.2 and (C) such Restricted Payments do not exceed, in the aggregate, $20,000,000 annually and $50,000,000 during the term of this Credit Agreement.

         8.9      Fiscal Year; Accounting; Organizational Documents.
                  -------------------------------------------------

         No Credit Party will, nor will it permit its Subsidiaries to, (a) change its fiscal year, (b) change its accounting principles, except as a result of changes in GAAP and in accordance with Section 1.3 or (c) change its articles or certificate of incorporation or its bylaws in a manner that is materially adverse to the interests of the Lenders.

         8.10     Limitation on Restricted Actions.
                  --------------------------------

         No Credit Party will, directly or indirectly, nor will it permit its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to
(a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) grant Liens on or security interests in its assets, except for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) applicable law, (iii) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(d), provided that any such restriction contained therein relates only to the fixed asset or assets purchased in connection therewith, (iv) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (v) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.5 pending the consummation of such sale or (vi) the Master Lease Agreement, dated as of May 27, 1999, between Chase Equipment Leasing, Inc., a New York corporation, and the Borrower.


                                    SECTION 9

                                EVENTS OF DEFAULT
                                -----------------

         9.1      Events of Default.
                  -----------------

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a)    Payment. Any Credit Party shall default in the payment
         (i) when due of any principal of any of the Loans or any reimbursement obligation arising from drawings under Letters of Credit or (ii) within three days of when due of any interest on the Loans or any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

                  (c)    Covenants. Any Credit Party shall:

                         (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.3, 7.5, 7.10 or 8.1 through 8.10 inclusive; or

                         (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.1 and such default shall continue unremedied for a period of five Business Days after the earlier of an officer of the Borrower becoming aware of such default or notice thereof given by the Administrative Agent; or

                         (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or (ii) of this
                  Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 20 Business Days after notice thereof given by the Administrative Agent.

                  (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 20 Business Days after notice thereof given by the Administrative Agent, or (ii) any Credit Document shall fail to be in full force and effect or the Borrower shall so assert or any Credit Document shall fail to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

                  (e) Guaranties. The guaranty given by the Credit Parties hereunder or by any Additional Credit Party hereafter or any provision thereof shall cease to be in full force and effect, or any Guarantor thereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty.

                  (f)    Bankruptcy, etc.

                         (i) The occurrence of any of the following with respect to the Borrower or any of its Subsidiaries: (A) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower or any of its Subsidiaries or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (B) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against the Borrower or any of its Subsidiaries and such petition remains unstayed and in effect for a period of 60 consecutive days.

                         (ii) The Borrower or any of its Material Subsidiaries shall (A) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors or (B) admit in writing its inability to pay its debts generally as they become due, or any action shall be taken by the Borrower or any of its Material Subsidiaries in furtherance of any of the aforesaid purposes.

                  (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) of the Borrower or any of its Subsidiaries in an aggregate principal amount in excess of $15,000,000, (i) the Borrower or such Subsidiary shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause any such Indebtedness to become due prior to its stated maturity; or
         (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof and such Indebtedness remains unpaid; or (iii) any such Indebtedness shall mature and remain unpaid.

                  (h) Judgments. One or more judgments, orders, or decrees shall be entered against any one or more of the Credit Parties involving a liability of $15,000,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or
         (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the last day on which such judgment, order or decree becomes final and unappealable.

                  (i) ERISA. The occurrence of any of the following events or conditions: (A) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate in favor of the PBGC or a Plan, that results in or would be reasonably expected to result in a Material Adverse Effect;
         (B) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (C) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Required Lenders, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower or any of its Subsidiaries or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (D) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability, that results in or would be reasonably expected to result in a Material Adverse Effect.

                  (j)    Ownership. There shall occur a Change of Control.

         9.2      Acceleration; Remedies.
                  ----------------------

         Following the occurrence and during the continuance of an Event of Default, the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take any of the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

                  (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and, without duplication, any and all other indebtedness or obligations of any and every kind then owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                  (c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                  (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies against a Guarantor, all rights under the Collateral Documents and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued and unpaid interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

         9.3      Allocation of Payments After Acceleration.
                  -----------------------------------------

         Notwithstanding any other provisions of this Credit Agreement, after acceleration of the Credit Party Obligations pursuant to Section 9.2, all amounts collected or received by the Administrative Agent or any Lender on account of amounts outstanding under any of the Credit Documents or collateral under the Collateral Documents shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent under or pursuant to the terms of the Collateral Documents;

                  SECOND, to payment of any fees owed to the Administrative Agent or the Issuing Lender;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses, (including, without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents;

                  FOURTH, to the payment of all accrued fees and interest payable to the Lenders hereunder;

                  FIFTH, to the payment of the outstanding principal amount of the Loans and unreimbursed drawings under Letters of Credit and to the payment or cash collateralization of the outstanding LOC Obligations, pro rata, as set forth below;

                  SIXTH, to all other obligations of the Credit Parties which shall have become due and payable under the Credit Documents and the LOC Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied; and (c) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (x) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 9.3.

         9.4      Judgment Currency.
                  -----------------

                  (a) Each Credit Party's obligations under the Credit Documents to make payments in Dollars or the applicable Foreign Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under the Credit Documents. If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the U.S. Dollar Equivalent, determined as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, such amount payable by the Credit Parties shall be reduced or increased, as applicable, such that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date. Each Credit Party agrees to pay any additional amounts under this subsection (b) as a separate obligation notwithstanding any such judgment or judicial award.

                                   SECTION 10

                                AGENCY PROVISIONS
                                -----------------

         10.1     Appointment and Authorization of Administrative Agent.
                  -----------------------------------------------------

                  (a) Each Lender hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "Administrative Agent" herein and in the other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities
         (i) provided to the Administrative Agent in this Section 10 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 10 included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lender.

         10.2     Delegation of Duties.
                  --------------------

         The Administrative Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         10.3     Liability of Administrative Agent.
                  ---------------------------------

         No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

         10.4     Reliance by Administrative Agent.
                  --------------------------------

                  (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Credit Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         10.5     Notice of Default.
                  -----------------

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Section 9.2; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         10.6     Credit Decision; Disclosure of Information by Administrative
                  ------------------------------------------------------------
                  Agent.
                  -----

         Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable Requirements of Law relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

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

         10.7     Indemnification of Administrative Agent.
                  ---------------------------------------

         Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees and the allocated costs of internal counsel to the extent not duplicative) that may be incurred by or asserted or awarded against any Agent-Related Person, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable attorneys' fees and the allocated costs of internal counsel to the extent not duplicative) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Credit Party Obligations hereunder and the resignation or replacement of the Administrative Agent.

         10.8     Administrative Agent in its Individual Capacity.
                  -----------------------------------------------

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Issuing Lender, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         10.9     Successor Administrative Agent.
                  ------------------------------

         The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower (if no Event of Default exists), a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 and Sections 11.5 and
11.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         10.10    Other Agents; Lead Managers.
                  ---------------------------

         None of the Lenders identified on the facing page or signature pages of this Credit Agreement as a "syndication agent", "documentation agent", "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.


                                   SECTION 11

                                  MISCELLANEOUS
                                  -------------

         11.1     Notices.
                  -------

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid (or subject to an invoice arrangement) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

         11.2     Right of Set-Off.
                  ----------------

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default and the commencement of remedies described in Section 9.2, then, to the extent permitted by applicable law, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, or the other Credit Documents, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto; provided that promptly following any such set-off, such Lender will provide written notice thereof to the Borrower.

         11.3     Benefit of Agreement.
                  --------------------

                  (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign and transfer any of its interests (except as permitted by Section 8.4 or 8.5) without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in subsections (b) and (c) of this Section 11.3. Notwithstanding the above (including anything set forth in subsections (b) and (c) of this Section 11.3), nothing herein shall restrict, prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate of such Lender (provided that such parent company or Affiliate qualifies as an Eligible Assignee) or to any existing Lender; provided that, as of the date of such assignment or participation, such assignee or participant shall not be entitled to receive a greater payment under Section 3.13 than the assigning or participating Lender would be entitled to receive.

                  (b) Assignments. In addition to the assignments permitted by Section 11.3(a), each Lender may, with the prior written consent of the Borrower and the Administrative Agent (provided that no consent of the Borrower shall be required during the existence and continuation of an Event of Default), which consent shall not be unreasonably withheld or delayed, assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Exhibit 11.3 to one or more Eligible Assignees; provided that (i) any such assignment shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount (or the remaining amount of Commitments held by such Lender), (ii) each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under the Commitment being assigned,
         (iii) each such assignment made as a result of a demand by the Borrower pursuant to Section 11.3(d) shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Credit Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Credit Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Credit Agreement, (iv) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to Section 11.3(d) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Revolving Loans owing to such Lender, together with accrued interest thereon, to the date of payment of such principal amount and all other amounts payable to such lender under this Credit Agreement and (v) the Borrower shall be entitled to withhold its consent if an assignment would result in greater payments under Sections 3.9, 3.11, or 3.13. Any assignment hereunder (including, but not limited to, any assignment by a Lender to another Lender) shall be effective upon satisfaction of the conditions set forth above and delivery to the Administrative Agent of a duly executed assignment agreement, in substantially the form of Exhibit 11.3, together with a transfer fee of $3,500 payable to the Administrative Agent for its own account. Upon the effectiveness of any such assignment, the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned, but shall continue to be entitled to the indemnity provisions hereunder arising out of the period during which it was a Lender hereunder. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note or Notes (but with notation thereon that it is given in substitution for and replacement of the original Note or Notes or any replacement notes thereof).

         By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (B) such assigning Lender represents and warrants that it is legally authorized to enter into such assignment agreement; (C) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (D) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (E) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (F) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (G) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (H) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

                  (c) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder,
         (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans in which the participant is participating or increase any Commitments with respect thereto, (B) postpone the date fixed for any payment of principal (including the extension of the final maturity of any Loan or the date of any mandatory prepayment), interest or fees in which the participant is participating, or (C) release all or substantially all of the collateral or guaranties (except as expressly provided in the Credit Documents) supporting any of the Loans or Commitments in which the participant is participating,
         (iii) sub-participations by the participant (except to an Affiliate, parent company or Affiliate of a parent company of the participant) shall be prohibited and (iv) any such participations shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 in excess thereof. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.9, 3.12, 3.13 and 3.14 to the same extent that the Lender from which such participant acquired its participation would be entitled to the benefit of such cost protection provisions.

                  (d) Right to Purchase Commitments; Right to Cause an Assignment. Each Lender grants (i) to the Administrative Agent the right to purchase all (but not less than all) of such Lender's Commitments and Revolving Loans owing to it and the Notes held by it and all of its rights and obligations hereunder and under the other Credit Documents at a price equal to the aggregate amount of outstanding Revolving Loans owed to such Lender (together with all accrued and unpaid interest and fees and other amounts owing to such Lender), and (ii) to the Borrower the right to cause an assignment of all (but not less than all) of such Lender's Commitment and Revolving Loans owing to it and the Notes held by it and all of its rights and obligations hereunder and under the other Credit Documents, which right may be exercised by the Administrative Agent or the Borrower, as the case may be, if (A) such Lender refuses to execute any amendment, waiver or consent which requires the written consent of all of the Lenders and to which the Required Lenders, the Administrative Agent and the Borrower have agreed, (B) such Lender has delivered a notice or certificate pursuant to Section 3.9 or 3.11 or if the Borrower in connection therewith or for any other reason is required to deduct or withhold any tax, levy, impost, charge, assessment or similar item from any amount payable to or for such Lender hereunder, (C) the Borrower has knowledge or facts, events or circumstances which are reasonably likely to entitle such Lender to deliver a certificate pursuant to
         Section 3.9 or 3.11 and such Lender is unwilling or unable to take action to eliminate or avoid its delivery of such a certificate, (D) any Non-Excluded Taxes have been or are reasonably likely to be imposed on such Lender, (E) such Lender is unable or unwilling to complete or deliver any form required to be delivered by it pursuant to Section 3.13, (F) such Lender has received or is reasonably likely to receive a notice or written communication as described in Section 3.13(f), (G) such Lender shall have become subject to any receivership, conservatorship or other insolvency proceeding, (H) the Eurocurrency Reserve Percentage with respect to such Lender's Eurocurrency Loans is, or would be reasonably likely to become with any incurrence of Eurocurrency Loans, greater than zero, or (I) such Lender shall be a Defaulting Lender. Each Lender agrees that if the Administrative Agent or the Borrower, as the case may be, exercises its option hereunder, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section 11.3(b).

                  (e) Register. The Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (f) SPCs. Notwithstanding anything to the contrary contained herein, any Lender, (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Credit Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof, (iii) no SPC shall have any voting rights pursuant to Section 11.6 and (iv) with respect to notices, payments and other matters hereunder, the Credit Parties, the Administrative Agent and the Lenders shall not be obligated to deal with an SPC, but may limit their communications and other dealings relevant to such SPC to the applicable Granting Lender.

         The funding of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent that, and as if, such Loan were funded by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Credit Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. Notwithstanding anything to the contrary contained in this Credit Agreement, any SPC may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC. This clause (f) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loan is being funded by an SPC at the time of such amendment.

                  (g) Information. Any Lender may furnish any information concerning the Credit Parties or any of their Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.17.

         11.4     No Waiver; Remedies Cumulative.
                  ------------------------------

         No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5     Payment of Expenses; Indemnification.
                  ------------------------------------

         The Credit Parties agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Administrative Agent and Banc of America Securities LLC ("BAS") in connection with (A) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the LOC Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Administrative Agent and the fees and expenses of counsel for the Administrative Agent in connection with collateral issues), and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (ii) the Administrative Agent and the Lenders in connection with (A) the restructuring, workout and/or enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel (including, without duplication, the allocated costs of in-house counsel) for the Administrative Agent and each of the Lenders, and (B) any bankruptcy or insolvency proceeding of the Borrower or a Material Subsidiary and
(b) indemnify the Administrative Agent, BAS and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Agent, BAS or Lender is a party thereto) related to (i) the entering into and/or performance of any Credit Document or any LOC Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document or any LOC Document, including, without limitation, the reasonable fees and disbursements of counsel (including, without duplication, the allocated costs of in-house counsel) and settlement costs incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified as determined by a court of competent jurisdiction in a final nonappealable judgment), (ii) any Environmental Claim and (iii) any claims for Non-Excluded Taxes.

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

         11.6     Amendments, Waivers and Consents.
                  --------------------------------

         In order for any amendment, change, waiver, discharge or termination of this Credit Agreement or any of the other Credit Documents to be binding on the Lenders and the Credit Parties, such amendment, change, waiver, discharge or termination must be in writing and signed by the Required Lenders and the then Credit Parties; provided that to be binding no such amendment, change, waiver, discharge or termination shall:

                  (a) extend the Maturity Date without the consent of all the Lenders, or postpone or extend the time for any payment or prepayment of principal to any Lender without the consent of such Lender;

                  (b) reduce the rate (other than as a result of waiving the applicability of any post-default increase in interest rates) or extend the time of payment of interest on any Loan made by or any fees hereunder for the account of any Lender without the consent of such Lender;

                  (c) reduce or waive the principal amount of any Loan made by any Lender without the consent of such Lender;

                  (d) increase or extend the Commitment of a Lender over the amount thereof in effect without the consent of such Lender (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute an increase in the Commitment of any Lender);

                  (e) except as otherwise permitted in this Credit Agreement or the Collateral Documents, release the Borrower or substantially all of the other Credit Parties from their respective obligations under the Credit Documents or release all or substantially all of the collateral pledged under the Collateral Documents, in each case, without the consent of all the Lenders;

                  (f)    amend, modify or waive any provision of this Section or
         Section 3.4(a), 3.4(b)(i), 3.7, 3.8, 9.1(a), 11.2, 11.3 or 11.5 without the consent of all the Lenders;

                  (g) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders without the consent of all the Lenders;

                  (h) consent to the assignment or transfer by the Borrower or of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted under Section 8.4 without the consent of all the Lenders; or

                  (i) amend or modify any provision of (i) Section 10 without the consent of the Administrative Agent, (ii) Section 2.2 without the consent of the Issuing Lender or (iii) Section 2.3 without the consent of the Swing Line Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         11.7     Counterparts.
                  ------------

         This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart by telecopy shall be as effective as delivery of a manually executed counterpart hereto and shall constitute a representation that an original executed counterpart will be provided. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

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

         11.8     Headings.
                  --------

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9     Defaulting Lender.
                  -----------------

         Each Lender understands and agrees that if such Lender is a Defaulting Lender, then, notwithstanding the provisions of Section 11.6, it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

         11.10    Survival of Indemnification and Representations and
                  ---------------------------------------------------
                  Warranties.
                  ----------

         All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit and the repayment of the Loans, LOC Obligations and other Credit Party Obligations and the termination of the Commitments hereunder. No representation or warranty made or deemed made as of any date pursuant to any Section or subsection of this Credit Agreement or any other Credit Document, or any other document, certificate or statement delivered in connection therewith, shall be deemed by reason of this
Section 11.10 to have been made or deemed made as of any other date.

         11.11    Governing Law.
                  -------------

         THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         11.12    Waiver of Jury Trial; Waiver of Consequential Damages.
                  -----------------------------------------------------

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party agrees not to assert any claim against any other party hereto or any of its Affiliates, or any of its directors, officers, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein.

         11.13    Time.
                  ----

         All references to time herein shall be references to Eastern Standard Time or Eastern Daylight time, as the case may be, unless specified otherwise.

         11.14    Severability.
                  ------------

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.15    Entirety; Continuing Agreement.
                  ------------------------------

                  (a) This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

                  (b) This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, LOC Obligations, interest, fees and other Credit Party Obligations (other than indemnity obligations that by the terms thereof are stated to survive the termination of the Credit Documents) have been paid in full and all Commitments and Letters of Credit have been terminated. Upon termination, the Credit Parties shall have no further obligations (other than the indemnification provisions that survive) under the Credit Documents; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.

         11.16    Binding Effect.
                  --------------

         This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and assigns.

         11.17    Confidentiality.
                  ---------------

         Each Lender agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 7.11 to keep confidential any non-public information from time to time supplied to it under any Credit Document; provided, however, that nothing herein shall prevent the disclosure of any such information to (a) the extent a Lender in good faith believes such disclosure is required by Requirement of Law, (b) counsel for a Lender or to its accountants, (c) bank examiners or auditors or comparable Persons, (d) any affiliate of a Lender, (e) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Agreement who is notified of the confidential nature of the information or (f) any other Person in connection with any litigation to which any one or more of the Lenders is a party; and provided further that no Lender shall have any obligation under this
Section 11.17 to the extent any such information becomes available on a non-confidential basis from a source other than a Credit Party or that any information becomes publicly available other than by a breach of this Section 11.17.

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:
--------
                              COVANCE INC.,
                              a Delaware corporation

                              By: /s/ WILLIAM E. KLITGAARD
                                  -----------------------------------
                                  Name: William E. Klitgaard
                                  Title: Corporate Senior Vice President and CFO


GUARANTORS:                   COVANCE PERIAPPROVAL SERVICES INC., a
----------                    Delaware corporation

                              By: /s/ WILLIAM E. KLITGAARD
                                  -----------------------------------
                                  Name: William E. Klitgaard
                                  Title: Vice President


                              COVANCE LABORATORIES INC.,
                              a Delaware corporation

                              By: /s/ WILLIAM E. KLITGAARD
                                  -----------------------------------
                                  Name: William E. Klitgaard
                                  Title: Senior Vice President


                              COVANCE RESEARCH PRODUCTS INC.,
                              a Pennsylvania corporation

                              By: /s/ WILLIAM E. KLITGAARD
                                  -----------------------------------
                                  Name: William E. Klitgaard
                                  Title: Senior Vice President


                              COVANCE CENTRAL LABORATORY SERVICES
                              LIMITED PARTNERSHIP, an Indiana limited
                              partnership

                              By Covance Central Laboratory Services Inc., a Delaware corporation, its General Partner

                              By: /s/ WILLIAM E. KLITGAARD
                                  -----------------------------------
                                  Name: William E. Klitgaard
                                  Title: Vice President


                              COVANCE PRECLINICAL CORPORATION,
                              a Washington corporation

                              By: /s/ WILLIAM E. KLITGAARD
                                  -----------------------------------
                                  Name: William E. Klitgaard
                                  Title: Senior Vice President

                              COVANCE CENTRAL LABORATORY SERVICES
                              INC., a Delaware corporation

                              By: /s/ WILLIAM E. KLITGAARD
                                  -----------------------------------
                                  Name: William E. Klitgaard
                                  Title: Vice President


                              CJB INC.,
                              a Delaware corporation

                              By: /s/ WILLIAM E. KLITGAARD
                                  -----------------------------------
                                  Name: William E. Klitgaard
                                  Title: President


                              COVANCE HEALTH ECONOMICS AND
                              OUTCOMES SERVICES INC.,
                              a Delaware corporation

                              By: /s/ WILLIAM E. KLITGAARD
                                  -----------------------------------
                                  Name: William E. Klitgaard
                                  Title: Vice President

LENDERS:
--------
                              BANK OF AMERICA, N.A.,
                              individually in its capacity as a
                              Lender and in its capacity as Administrative Agent

                              By: /s/ PAMELA R. LEVY
                                  -----------------------------------
                                  Name: Pamela R. Levy
                                  Title: Managing Director


                              BARCLAYS BANK PLC

                              By: /s/ MARLENE WECHSELBLATT
                                  -----------------------------------
                                  Name: Marlene Wechselblatt
                                  Title: Vice President


                              PNC BANK, NATIONAL ASSOCIATION

                              By: /s/ MICHAEL NARDO
                                  -----------------------------------
                                  Name: Michael Nardo
                                  Title: Managing Director


                              THE BANK OF NOVA SCOTIA

                              By: /s/ BRIAN ALLEN
                                  -----------------------------------
                                  Name: Brian Allen
                                  Title: Managing Director


                              BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                              By: /s/ WILLIAM J. DERASMO
                                  -----------------------------------
                                  Name: William J. Derasmo
                                  Title: Vice President

                           [Signature Pages Continue]

                              THE CHASE MANHATTAN BANK

                              By: /s/ WING LEE-ONG
                                  -----------------------------------
                                  Name: Wing Lee-Ong
                                  Title: Vice President


                              NATIONAL CITY BANK

                              By: /s/ THOMAS J. MCDONNELL
                                  -----------------------------------
                                  Name: Thomas J. McDonnell
                                  Title: Senior Vice Presdient


                              THE DAI-ICHI KANGYO BANK, LTD.

                              By: /s/ ANDREAS PANTELI
                                  -----------------------------------
                                  Name: Andreas Panteli
                                  Title: Senior Vice President


                              FUJI BANK LTD.

                              By: /s/ RAYMOND VENTURA
                                  -----------------------------------
                                  Name: Raymond Ventura
                                  Title: Senior Vice President